UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14.a-11(c) or ss.240.14a-12

                  CARRIZO OIL & GAS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     4)   Date Filed:

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

                       (LOGO OF CARRIZO OIL & GAS, INC.)

April 12, 2005

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc. (the "Company") to be held at 10:00 a.m. on Tuesday, May 10, 2005, at the Doubletree Hotel Houston Downtown, 400 Dallas Street, Houston, Texas.

     This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board and its committees and personal information about the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

     We hope you will find it convenient to attend in person. Whether or not you expect to attend, to assure representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy in the return envelope provided.

     A copy of the Company's 2004 Annual Report to Shareholders is also enclosed.

SINCERELY,
/s/ S.P. JOHNSON IV
S.P. JOHNSON IV Chief Executive Officer

                             CARRIZO OIL & GAS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held MAY 10, 2005

To the Shareholders of
Carrizo Oil & Gas, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc. (the "Company") will be held at Doubletree Hotel Houston Downtown, 400 Dallas Street, Houston, Texas, on Tuesday, May 10, 2005, at 10:00 a.m. for the following purposes:

     (1)  to elect seven members to the Board of Directors for the ensuing year;

     (2) to approve an amendment to the Incentive Plan (A) replacing automatic initial awards of stock options to new directors to purchase 10,000 shares of common stock and automatic awards of stock options to Board committee chairmen with discretionary awards of stock options or restricted stock that are determined by the Company's compensation committee or Board of Directors, (B) giving the Company's compensation committee and Board of Directors additional flexibility in determining awards to Board committee members and in establishing the specific terms of awards of options and restricted stock granted to directors, including without limitation the vesting schedules for those awards and the dates those awards may be granted, and (C) making certain clarifications to other provisions of the Incentive Plan;

     (3) to approve the appointment of Pannell Kerr Forster of Texas, P.C. as independent registered public accounting firm for the fiscal year ending December 31, 2005; and

     (4) to transact such other business as may properly come before the meeting.

     The Company has fixed the close of business on April 6, 2005, as the record date for determining shareholders entitled to notice of, and to vote at, such meeting or any adjournment thereof.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

By Order of the Board of Directors

/s/ PAUL F. BOLING
PAUL F. BOLING
Secretary

April 12, 2005
1000 Louisiana Street, Suite 1500
Houston, TX 77002

                             CARRIZO OIL & GAS, INC.
                        1000 Louisiana Street, Suite 1500
                              Houston, Texas 77002

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), to be voted at the 2005 Annual Meeting of Shareholders (the "Annual Meeting") to be held at Doubletree Hotel Houston Downtown, 400 Dallas Street, Houston, Texas on Tuesday, May 10, 2005, at 10:00 a.m., and any and all adjournments thereof.

     This statement and the accompanying form of proxy are first being mailed to shareholders on or about the week of April 18, 2005. In addition to the solicitation of proxies by mail, regular officers and employees of the Company may, without additional compensation, solicit the return of proxies by mail, telephone, telegram or personal contact. The Company will pay the cost of soliciting proxies in the accompanying form. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

VOTING PROCEDURES

     Shareholders of record as of April 6, 2005, the record date for determining persons entitled to notice of, and to vote at, the Annual Meeting, are entitled to vote on all matters at the Annual Meeting and at any adjournments thereof. On that date, the issued and outstanding capital stock of the Company consisted of 22,749,554 shares of common stock, par value $0.01 per share (the "Common Stock"). No other class of stock is outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of shareholders. Cumulative voting is not allowed. The holders of a majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

     All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in the proxy, the shares represented thereby will be voted by the persons named in the proxy, to the extent applicable, (1) for the election as a director of each nominee listed herein; (2) for the approval of an amendment to the Incentive Plan (A) replacing automatic initial awards of options to new directors to purchase 10,000 shares of Common Stock with discretionary awards of stock options or restricted stock that are determined by the Company's compensation committee or Board of Directors, (B) giving the Company's compensation committee and Board of Directors the flexibility to establish the specific terms of awards of options and restricted stock granted to directors, including without limitation the vesting schedules for those awards and the dates those awards may be granted, and (C) making certain clarifications to other provisions of the Incentive Plan; (3) for the appointment of Pannell Kerr Forster of Texas, P.C. ("PKF") as independent registered public accounting firm for the fiscal year ending December 31, 2005; and (4) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering written notice to the Secretary of the Company or by delivering a properly executed proxy bearing a later date. A shareholder who attends the Annual Meeting may, if he or she wishes, vote by ballot at the Annual Meeting and that vote will cancel any proxy previously given. Attendance at the Annual Meeting will not in itself, however, constitute the revocation of a proxy.

     Proxies indicating shareholder abstentions will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter and therefore will have the same effect as a vote against a matter, except in the case of director elections, which are determined by a plurality of votes cast, as to which those abstentions will have no effect. Shares represented by "broker nonvotes" (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter, and thus will be disregarded in the calculation of "votes cast" with respect to that matter (even though those shares may be considered as entitled to vote or be voted on other matters). Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The table below sets forth information concerning (i) the only persons known by the Company, based solely on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to own beneficially in excess of 5% of the Common Stock as of December 31, 2004, and (ii) the shares of Common Stock beneficially owned, as of March 31, 2005, by each director, the Chief Executive Officer and the four other executive officers who were serving at the end of the Company's last fiscal year and by all executive officers and directors collectively. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name. As of March 31, 2005, the Company had 22,735,554 shares of Common Stock issued and outstanding.

                                                                                    Amount and Nature of
                                                                                    Beneficial Ownership
                                                                             ------------------------------------
                                                                                                        Percent
                                                                                                       of Common
                                                                                                         Stock
                          Name and Address of Beneficial Owner(1)             Number of Shares(2)      (rounded)
                  ------------------------------------------------------     ---------------------    -----------
                  Directors and Executive Officers:
                    S. P. Johnson IV....................................            735,556                 3.2%
                    Paul F. Boling......................................             18,000                   *
                    J. Bradley Fisher...................................             28,333                   *
                    Kendall A. Trahan...................................             17,795                   *
                    Jeremy T. Greene(3).................................                  -                   *
                    Steven A. Webster...................................          2,568,160(4)             11.2%
                    Thomas L. Carter, Jr................................                  -                   *
                    Paul B. Loyd, Jr....................................            314,665                 1.4%
                    F. Gardner Parker...................................             70,000                   *
                    Roger A. Ramsey.....................................              8,333                   *
                    Frank A. Wojtek.....................................            314,699                 1.4%
                    Executive Officers and Directors as a Group (11
                       persons).........................................          4,075,541                17.5%
                  Wells Fargo & Company and Wells Capital
                       Management Incorporated..........................          1,893,340(5)              8.6%
                  Advisory Research, Inc................................          1,724,553(6)              7.8%
                  Wellington Management Company, LLP....................          1,450,900(7)              6.6%

----------

     *    Less than 1%.

     (1) Except as otherwise noted and pursuant to applicable community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Carrizo Oil & Gas, Inc., 1000 Louisiana Street, Suite 1500, Houston, Texas 77002.

     (2) The table includes shares of Common Stock that can be acquired through the exercise of options within 60 days of March 31, 2005 as follows:
          Mr.  Johnson -- 203,333,  Mr. Boling -- 15,000,  Mr. Fisher -- 28,333,
          Mr. Trahan -- 17,795, Mr. Greene -- none, Mr. Webster -- 219,167, Mr. Carter -- none, Mr. Loyd -- 22,500, Mr. Parker -- 40,000, Mr. Ramsey -- 3,333, Mr. Wojtek -- none, and all officers and directors as a group -- 549,461. The percent of the class owned by each person has been computed assuming the exercise of all options deemed to be beneficially owned by that person, and assuming that no options held by any other person have been exercised. The table excludes shares of Common Stock subject to options that cannot be exercised within 60 days of March 31, 2005 as follows: Mr. Johnson -- 33,335, Mr. Boling -- 30,000, Mr. Fisher -- 16,667, Mr. Trahan --
          none, Mr. Greene -- none, Mr. Webster -- 66,667, Mr. Carter -- 10,000, Mr. Loyd -- 7,000, Mr. Parker -- 15,000, Mr. Ramsey -- 10,167 , Mr.
          Wojtek -- 2,500, and all officers and directors as a group -- 191,336.

     (3)  Mr. Greene left the Company in January 2005.

     (4) Shares shown include 2,292,127 shares of Common Stock owned by Mr. Webster and 56,866 shares owned by Cerrito Partners, of which Mr. Webster is one of three general partners and could be deemed to share voting and dispositive power with the other general partners. However, Mr. Webster does not admit to having such power and disclaims the beneficial ownership of the Common Stock held by Cerrito Partners.

     (5) Based solely on a Schedule 13G filed on January 21, 2005, Wells Fargo & Company, a parent holding company, reports sole voting power over 1,788,830 shares, sole dispositive power over 1,279,510 shares and shared dispositive power over 67,810 shares, and Wells Capital Management Incorporated, an investment adviser, reports sole voting power over 1,075,300 shares and sole dispositive power over 1,112,000 shares. The address of the principal business office of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104, and the address of the principal business office of Wells Capital Management Incorporated is 525 Market Street, 10th Floor, San Francisco, California 94105.

     (6) Based solely on an amendment to Schedule 13G filed on February 15, 2005, Advisory Research, Inc., an investment advisor, reports shared dispositive and voting power over these shares, which are held for its investment advisory clients. The address of the principal business office of Advisory Research, Inc. is 180 North Stetson Street, Suite 5500, Chicago, Illinois 60601.

     (7) Based solely on a Schedule 13G filed on February 14, 2005, Wellington Management Company, LLP, an investment adviser, reports shared voting power over 913,300 shares and shares dispositive power over 1,450,900 shares. The address of the principal business office of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.



                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     The persons designated as proxies in the enclosed proxy card intend, unless the proxy is marked with contrary instructions, to vote for the following nominees as directors to serve until the 2006 Annual Meeting of Shareholders and until their successors have been duly elected and qualified or until their resignation or removal: Mr. S.P. Johnson IV; Mr. Steven A. Webster; Mr. Thomas
L. Carter; Jr., Mr. Paul B. Loyd, Jr.; Mr. F. Gardner Parker; Mr. Roger A. Ramsey and Mr. Frank A. Wojtek. The Board of Directors has no reason to believe that any nominee for election as a director will not be a candidate or will be unable to serve, but if for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board of Directors. The affirmative vote of a plurality of the votes cast by holders entitled to vote in the election of directors at the Annual Meeting is required for the election of each nominee for director.

NOMINEES

     The following sets forth information concerning the seven nominees for election as directors at the Annual Meeting, including information as to each nominee's age as of April 1, 2005, position with the Company and business experience during the past five years. All nominees are currently serving as directors and are standing for re-election.

     S.P. Johnson IV, age 49, has served as our President and Chief Executive Officer and a director since December 1993. Prior to that, he worked for Shell
Oil  Company  for  15  years.  His  managerial   positions
included Operations Superintendent, Manager of Planning and Finance and Manager of Development Engineering. Mr. Johnson is also a director of Basic Energy Services, Inc. (a well servicing contractor). Mr. Johnson is a Registered Petroleum Engineer and has a B.S. in Mechanical Engineering from the University of Colorado.

     Steven A. Webster, age 53, has been the Chairman of our Board of Directors since June 1997 and has been a director since 1993. Mr. Webster serves as the Chairman of Global Energy Partners, Ltd., an affiliate of CSFB Private Equity, which makes private equity investments in the energy business. From December 1997 to May 1999, Mr. Webster was the Chief Executive Officer and President of R&B Falcon Corporation, an offshore drilling contractor, and prior to that, was Chairman and Chief Executive Officer of Falcon Drilling Company, which he founded in 1988. Mr. Webster is also a director of Grey Wolf, Inc. (an onshore drilling company), Seabulk International, Inc. (a marine transportation and service provider), Geokinetics, Inc. (a seismic acquisition and geophysical services company), Crown Resources Corporation (a precious metals exploration company), Goodrich Petroleum Corporation (an oil and gas exploration company), Basic Energy Services, Inc. (a well servicing company) and Brigham Exploration Company (an oil and gas exploration company), as well as various private companies. He is also a trust manager of Camden Property Trust (a real estate investment trust). Mr. Webster holds an M.B.A. degree from Harvard Business School and a Bachelor of Science in Industrial Management degree from Purdue University.

     Thomas L. Carter, Jr., age 53, became a director in March 2005. He has been President and Chief Executive Officer of Black Stone Minerals Company, L.P., a privately-owned Delaware limited partnership located in Houston, Texas, since its formation in 1998. Mr. Carter has also served as Managing General Partner of Black Stone Energy Company from 1980 to the present. Prior to the formation of Black Stone, Mr. Carter served as Managing General Partner of W.T. Carter & Bros. from 1987 through 1992. From 1975 to 1979, Mr. Carter was with Texas Commerce Bank in Houston, Texas. Mr. Carter holds an M.B.A. and B.B.A. from the University of Texas at Austin.

     Paul B. Loyd, Jr., age 58, has been a director since 1993. Mr. Loyd was Chairman of the Board and Chief Executive Officer of Reading & Bates Corporation from 1991 to 1997 and from 1999 to 2001 until its merger with Transocean Inc. Mr. Loyd has been the principal of Loyd & Associates, Inc., a private financial consulting firm, since 1989. Mr. Loyd was Chief Executive Officer and a director of Chiles-Alexander International, Inc. from 1987 to 1989, President and a director of Griffin-Alexander Drilling Company, from 1984 to 1987, and prior to that, a director and Chief Financial Officer of Houston Offshore International, all of which are companies in the offshore drilling industry. Mr. Loyd is currently a director of Frontier Oil Corporation (a refining and marketing company) and is a member of the Board of Trustees of Southern Methodist University. Mr. Loyd served as President of our company from its inception in September 1993 until December 1993. Mr. Loyd holds an undergraduate degree from Southern Methodist University and an M.B.A. degree from Harvard Business School.

     F. Gardner Parker, age 63, has been a director since 2000. He has been Managing Outside Trust Manager with Camden Property Trust since 1998. He also serves on the boards of Crown Resources Corporation, Sharps Compliance Corp. (a waste management services provider) and Blue Dolphin Energy Company (a pipeline operations and oil and gas exploration and production holding company). In addition, he serves on the board of directors of the following private companies: Gillman Automobile Dealerships, Net Near U Communications, MCS Technologies, Camp Longhorn, Inc., nii communications, inc., Sherwood Healthcare Inc., and Arena Power. Mr. Parker also worked with Ernst & Ernst (now Ernst & Young LLP) for 14 years, seven of which he served as a partner. He is a graduate of The University of Texas.

     Roger A. Ramsey, age 66, has been a director since 2004. He is the Chairman and Chief Executive Officer of Med Shred, Inc., a privately held corporation. He served as Chairman of the Board of Allied Waste Industries, Inc. from October 1989 through his retirement in December 1998, and Chief Executive Officer of that company from October 1989 through July 1997. Beginning in 1960, Mr. Ramsey was employed by the international accounting firm of Arthur Andersen LLP. In 1968, Mr. Ramsey co-founded Browning-Ferris Industries, Inc. ("BFI") and served as its Vice President and Chief Financial Officer until 1976. Mr. Ramsey is a director of WCA Waste Corporation (a waste management company). Mr. Ramsey is also a member of the Board of Trustees at Texas Christian University and Chairman of the Board of Vericenter, Inc.

     Frank A. Wojtek, age 49, has been a director since 1993. He has been Vice President, Secretary and Director of A-Texian Compressor, Inc. (a natural gas compression services company) since July 2004. Mr. Wojtek served as our Chief Financial Officer, Vice President, Secretary and Treasurer from 1993 until August 2003. From 1992 to 1997, Mr. Wojtek was the Assistant to the Chairman of the Board of Reading & Bates Corporation (an offshore drilling company). Mr. Wojtek has also held the positions of Vice President and Secretary/Treasurer of Loyd & Associates, Inc., a private financial consulting firm, since 1989. Mr.
Wojtek held the positions of Vice President and Chief Financial Officer of Griffin-Alexander Drilling Company from 1984 to 1987, Treasurer of Chiles-Alexander International Inc. from 1987 to 1989, and Vice President and Chief Financial Officer of India Offshore Inc. from 1989 to 1992, all of which were companies in the offshore drilling industry. Mr. Wojtek is a Certified Public Accountant and holds a B.B.A. in Accounting with Honors from The University of Texas.

DIRECTOR INDEPENDENCE

     The Board has determined that Messrs. Carter, Loyd, Parker and Ramsey are "independent directors" within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held three meetings during the fiscal year ended December 31, 2004, and transacted business on six occasions during the fiscal year by unanimous written consent.

     During the fiscal year ended December 31, 2004, each director attended at least 75% of the aggregate of the total number of Board of Directors' meetings and of meetings of committees of the Board of Directors on which he served held during his service on the Board of Directors. The Company's Board of Directors has a Nominating Committee, an Audit Committee, a Compensation Committee and a Budget Committee.

     The Board of Directors has a Nominating Committee, which currently consists of Messrs. Webster (chairman), Loyd and Carter. The primary responsibilities of the Nominating Committee include identifying, evaluating and recommending, for the approval of the entire Board of Directors, potential candidates to become members of the Board of Directors and recommending membership on standing committees of the Board of Directors. The Nominating Committee held no meetings in 2004 but acted informally on various occasions. A copy of the Nominating Committee Charter may be found on the Company's website at www.carrizo.cc. On March 5, 2005, the date that was one year after the date on which the Company ceased to be a controlled company under the rules of the Nasdaq Stock Market, all of the members of the Nominating Committee were required to meet the applicable requirements for independence, subject to the exception contemplated by Nasdaq Marketplace Rule 4350 (c)(4)(C). The Board of Directors has determined that Messrs. Loyd and Carter are independent for purposes of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market. Mr. Webster's service on the Nominating Committee is pursuant to an exception provided under the Nasdaq rules, which will permit him to serve on the committee until March 5, 2007. Under the Nasdaq rules, a non-independent member of the Board of Directors may serve up to two years as a member of a nominating committee under exceptional and limited circumstances where such individual's membership is required by the best interests of the Company and its shareholders. The Board of Directors believes these criteria are met with respect to Mr. Webster's membership on the Nominating Committee because of his extensive knowledge of the Company and the oil and gas industry and because he is a major shareholder of the Company.

     The Board of Directors has an Audit Committee, which currently consists of Messrs. Parker (chairman), Loyd and Ramsey. The Audit Committee held 20 meetings and transacted business on one occasion by unanimous written consent during 2004. The Audit Committee has direct responsibility for the appointment, retention, compensation and oversight of the independent auditors for the purpose of preparing the Company's annual audit report or performing other audit, review or attest services for the Company. The Audit Committee has sole authority to approve all engagement fees and terms of the independent auditors and to establish policies and procedures for preapproval of audit and nonaudit services. The Audit Committee also reviews and discusses the annual audited financial statements with management and the independent auditors. A copy of the Audit Committee Charter may be found on the Company's website at www.carrizo.cc.

     The Board has determined that all of the members of the Audit Committee satisfy the independence standards under the Nasdaq Marketplace Rules and Securities Exchange Act Rule 10A-3. In addition, the Board has determined that Mr. Parker is an "audit committee financial expert," as such term is defined in
Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC"). Mr. Parker is a certified public accountant and served as partner in a major accounting firm.

     The Board of Directors has a Compensation Committee which currently consists of Messrs. Parker (chairman) and Ramsey. The Compensation Committee held five meetings during 2004. The primary responsibilities of the Compensation Committee are to review and approve the compensation of the CEO and the Company's other executive officers and oversee and advise the Board on the policies that govern the Company's compensation programs. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans (subject in some cases to action by the full Board). A copy of the Compensation Committee Charter can be found on the Company's website at www.carrizo.cc. The Board of Directors has determined that Messrs. Parker and Ramsey are independent for purposes of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market.

DIRECTOR NOMINATIONS PROCESS

     In assessing the qualifications of candidates for director, the Nominating Committee considers, in addition to qualifications set forth in the Company's bylaws, each potential nominee's personal and professional integrity, experience, reputation, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and its shareholders. The Nominating Committee also considers requirements under the listing standards of the Nasdaq Stock Market, Inc. for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations. The Nominating Committee makes recommendations to the
Board,   which  in  turn  makes  the  nominations  for   consideration   by  the
shareholders.

     Suggestions for potential nominees for director can come to the Nominating Committee from a number of sources, including incumbent directors, officers, executive search firms and others. The Nominating Committee will consider director candidates recommended by shareholders. The extent to which the Nominating Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and is at the Committee's discretion. Recognizing the contribution of incumbent directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole, the Nominating Committee reviews each incumbent director's qualifications to continue on the Board in connection with the selection of nominees to take office when that director's term expires, and conducts a more detailed review of each director's suitability to continue on the Board following expirations of the director's term. Mr. Carter was recommended to the Nominating Committee for election as a director by Mr. Webster.

     In addition, the Nominating Committee's policy is that it will consider candidates for the Board recommended by shareholders. Any such recommendation should include the candidate's name and qualifications for Board membership and should be submitted in writing to the Secretary, Carrizo Oil & Gas, Inc., 1000 Louisiana Street, Suite 1500, Houston, Texas 77002, along with:

     o a signed statement of the proposed candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director;

     o a statement that the writer is a shareholder of the Company and is proposing a candidate for consideration by the Nominating Committee;

     o a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

     o the financial and accounting background of the candidate, to enable the Nominating Committee to determine whether the candidate would be suitable for Audit Committee membership; and

     o detailed information about any relationship or understanding between the proposing shareholder and the candidate.

     Although the Nominating Committee will consider candidates recommended by shareholders, it may determine not to recommend that the Board, or the Board may determine not to, nominate those candidates for election to the Board of Directors.

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

     Shareholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the shareholder, to one or more specific directors, c/o Secretary, Carrizo Oil & Gas, Inc., 1000 Louisiana Street, Suite 1500, Houston, Texas 77002.

     The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Shareholders who wish to submit a complaint under these procedures should submit the complaint in writing to: F. Gardner Parker, Chairman of the Audit Committee, Carrizo Oil & Gas, Inc., 1000 Louisiana Street, Suite 1500, Houston, Texas 77002. The Company also has a confidential hotline by which employees can communicate concerns or complaints regarding these matters.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

     The Company does not have a policy regarding director attendance at annual meetings of shareholders. Five of the Company's directors attended the 2004 Annual Meeting of Shareholders.

CODE OF CONDUCT

     The Company has a Code of Conduct that is applicable to all employees and directors that satisfies the requirements of Nasdaq Marketplace Rule 4350(n). The Code of Conduct is available on the Company's website at www.carrizo.cc.

SECTION 16(A) REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

     Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that during the fiscal year ended December 31, 2004, all reports required by
Section 16(a) to be filed by its directors, officers and greater than 10% beneficial owners were filed on a timely basis, except two Form 4s each filed one day late by Mr. Wojtek on October 13, 2004 and September 7, 2004, one Form 4 filed by Douglas A.P. Hamilton on July 12, 2004 and one Form 4 reporting option grants filed by each of Bryan Martin, Christopher Behrens, J.P. Morgan Partners (23A SBIC), LLC, Mr. Hamilton, Mr. Wojtek, Mr. Parker and Mr. Loyd on June 22, 2004. Mr. Martin, Mr. Behrens and Mr. Hamilton are former directors of the Company, and JP Morgan Partners (23A SBIC), LLC is a former 10% beneficial owner.

COMPENSATION OF NONEMPLOYEE DIRECTORS

     The Board of Directors has recommended the following amendments to the Incentive Plan, subject to shareholder approval:

     o replacing automatic initial awards of options to purchase 10,000 shares of Common Stock to each director not employed by the Company or any of its subsidiaries (an "Outside Director") with discretionary awards of stock options or restricted stock that are determined by the Compensation Committee or the Board of Directors; and

     o giving the Compensation Committee and the Board of Directors additional flexibility in establishing the specific terms of awards of stock options and restricted stock to directors, including without limitation the vesting schedules for and dates those awards may be granted.

     In March 2005, the Board of Directors approved an annual retainer for the 2005-2006 director term for each Outside Director not employed by the Company or any of its subsidiaries (an "Outside Director") of $10,000 per year plus compensation of $2,500 per regular meeting attended ($1,000 if attended via telephone), $1,000 per special meeting attended ($500 if attended via telephone) and $1,000 per committee meeting attended ($500 if attended via telephone). The Chairmen of the Audit, Compensation and Nominating Committees will receive an additional retainer of $12,500, $6,000 and $2,500, respectively. The Board of Directors also approved an annual retainer of $7,500 per annual term for non-chairman members of the Audit Committee and $4,000 per annual term for non-chairman members of the Compensation Committee.

     For the 2004-2005 director term, each Outside Director received an annual retainer of $10,000 plus compensation of $2,500 per regular meeting attended ($1,000 if attended via telephone), $1,000 per special meeting attended ($500 if attended via telephone) and $500 per committee meeting ($250 if attended via telephone). The additional retainers for the Chairmen of the Audit and
Compensation Committees were $10,000 and $5,000, respectively, and for non-chairman members of the Audit, Compensation and Nominating Committees were $2,000, $1,000 and $1,000, respectively.

     Directors who are also employees of the Company receive no payment for serving as directors. All directors are reimbursed for travel and lodging expenses of attending meetings. Under the Incentive Plan, each Outside Director is currently automatically granted nonqualified options to purchase 10,000 shares of Common Stock on the date that person first becomes an Outside Director of the Company. Messrs. Ramsey and Carter received such grants upon becoming directors in May 2004 and March 2005, respectively. If the proposal to amend the Incentive Plan is approved, these automatic grants will be replaced with discretionary awards of stock options or restricted stock. Until the Company's 2004 Annual Meeting of Shareholders, each Outside Director serving on the day after the date of the annual meeting of shareholders was automatically granted options to purchase an additional 2,500 shares of Common Stock, subject to the availability for issuance of those shares under the Incentive Plan. Currently, annual awards of stock options and restricted stock are at the discretion of the Compensation Committee or the Board of Directors. During 2004, each of Messrs. Loyd, Parker and Ramsey were granted options to purchase 2,500 shares at an exercise price per share of $9.215 under the Incentive Plan. On February 19, 2003, the Incentive Plan was amended to provide for a one-time grant of options to purchase 25,000 shares of Common Stock to Mr. Parker at a price of $4.65 per share, the fair market value as of the date of the grant, as compensation for serving as the Chairman of the Audit Committee.

     Under the Incentive Plan, the Chairmen of the Audit, Compensation and Nominating Committees are currently automatically granted additional options to purchase 3,000, 2,000 and 2,000 shares of Common Stock, respectively, on the first business day following the date on which each annual meeting of the Company's shareholders is held; and the Board of Directors may, in its discretion, grant options to purchase of up to 3,000, 2,000 and 2,000 shares, respectively, on that date to nonchairmen members of the Audit, Compensation and Nominating Committees who are deemed by the Committee to be independent for purposes of the rules of the Nasdaq Stock Market. These grants may be made to the chairman or a member of the Audit Committee, Compensation Committee or Nominating Committee, notwithstanding that the same person may also receive grants as a chairman or member of another committee. During 2004, Mr. Parker was granted options to purchase 5,000 shares at an exercise price of $8.38 as chairman of both the Audit Committee and the Compensation Committee. During 2004, the independent nonchairmen members of the Compensation Committee and the Nominating Committee were each granted options to purchase 1,000 shares of common stock at an exercise price of $9.215, and the independent nonchairmen members of the Audit Committee were each granted options to purchase 1,000 shares of common stock at an exercise price of $9.215. If the proposal to amend the Incentive Plan is approved, the automatic grants will be replaced with awards at the discretion of the Compensation Committee or the Board of Directors. The Company expects to grant shares of restricted stock to the Outside Directors in the 2005-2006 director term as set forth in the table below.

     Currently, each option granted to an Outside Director (i) has a ten-year term, (ii) has an exercise price equal to the fair market value of a share of Common Stock on the date of grant and (iii) becomes exercisable in cumulative annual increments of one-third of the total number of shares of Common Stock subject thereto, beginning on the first anniversary of the date of grant. Shares of restricted stock granted to an Outside Director currently vest in cumulative annual increments of one-third of the total number of shares, beginning on the first anniversary of the date of grant. If the proposal to amend the Incentive Plan is approved, the vesting terms of any options or shares of restricted stock granted to Outside Directors will be at the discretion of the Compensation Committee or the Board of Directors. The Company does not expect to make any regular grants of options or restricted stock to Mr. Webster.

     A summary of our proposed director compensation for the 2005-2006 director term, certain portions of which are subject to the approval of the proposed amendments to the Incentive Plan, and our actual director compensation for the 2004-2005 director term, is set forth below:

   DIRECTOR COMPENSATION                                  PROPOSED 2005-2006                             2004-2005
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   Annual Retainer                             $10,000                                     $10,000
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   Committee Annual Cash Retainer:
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   o   Audit Committee                         $12,500 Chairman / $7,500 Member            $10,000 Chairman / $2,000 Member
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   o   Compensation Committee                  $6,000 Chairman / $4,000 Member             $5,000 Chairman / $1,000 Member
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   o   Nominating Committee                    $2,500 Chairman                             - Chairman / $1,000 Member
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   Regular Board Cash Meeting Attendance Fee   $2,500 / $1,000 Telephonic                  $2,500 / $1,000 Telephonic
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   Special Board Cash Meeting Attendance Fee   $1,000 / $500 Telephonic                    $1,000 / $500 Telephonic
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   Committee Cash Meeting Attendance Fee       $1,000 / $500 Telephonic                    $500 / $250 Telephonic
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   New  Member   Restricted  Stock  Award  /   3,000 shares of restricted stock            options to purchase 10,000 shares
   Stock Option Award
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   Annual  Member  Restricted  Stock / Stock   1,000 shares of restricted stock            options to purchase 2,500 shares granted
   Option Award
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   Committee  Restricted Stock Award / Stock
   Option Award
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   o   Audit Committee                         2,500 shares of restricted stock to the     options to purchase 3,000 shares
                                               Chairman / 1,500 shares of restricted       granted to the Chairman / options to
                                               stock to each Member                        purchase 1,000 shares granted to each
                                                                                           Member
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   o   Compensation Committee                  1,500 shares of restricted stock to the     options to purchase 2,000 shares
                                               Chairman / 1,000 shares of restricted       granted to the Chairman / options to
                                               stock to each Member                        purchase 1,000 shares granted to each
                                                                                           Member
   ------------------------------------------ ------------------------------------------- -----------------------------------------
   o   Nominating Committee                    1,500 shares of restricted stock to the     options to purchase - shares
                                               Chairman / None to Members                  granted to the Chairman / options to
                                                                                           purchase 1,000 shares granted to each
                                                                                           Member
   ------------------------------------------ ------------------------------------------- -----------------------------------------

     We expect that shares of restricted stock granted to Outside Directors in the 2005-2006 director term will become fully vested on the first anniversary of the date of grant, subject to approval of the proposed amendments to the Incentive Plan by our shareholders.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual, long-term and total compensation for (i) the Company's Chief Executive Officer for the fiscal years ended December 31, 2004, 2003 and 2002 and (ii) its other four executive officers for the fiscal years ended December 31, 2004, 2003 and 2002 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long-Term
                                                                   Annual                       Compensation
                                                                Compensation                       Awards
                                               ------------------------------------------------  ------------
                 Name And                                                    Other Annual          Stock             All Other
            Principal Position          Year    Salary($)    Bonus($)(1)    Compensation($)(2)    Options(#)    Compensation($)(3)
       ------------------------------  ------  -----------  -------------  --------------------  ------------  --------------------
         S.P. Johnson, IV               2004      257,548        130,046            --               8,334           38,605
           President and Chief          2003      241,668        123,796            --              50,000            5,515
           Executive Officer            2002      233,604         48,017            --                --              4,736
         Paul F. Boling(4)              2004      157,500         56,421                            25,000            6,315
           Chief Financial Officer,     2003       68,626         31,382            --              20,000            1,249
           Vice President, Secretary
           and Treasurer
         J. Bradley Fisher (5)          2004      187,425        109,796            --                --             40,669
           Vice President of            2003      175,771         72,496            --              25,000           10,825
           Operations                   2002      163,848         43,845            --                --              7,368
         Jeremy T. Greene (6)           2004      187,425              0            --                --             39,392
           Vice President of            2003      173,499         70,496            --              40,000            3,441
           Exploration                  2002       84,499         26,345            --              25,000              267
         Kendall A. Trahan              2004      165,567         42,671            --                --             27,504
           Vice President of Land       2003      155,210         32,796            --                --              5,269
                                        2002      150,174          8,805            --                --              4,676

----------

(1) Consists of bonuses earned with respect to the fiscal years listed. The bonuses for 2004 are expected to be paid in April 2005.

(2) For the fiscal years 2002, 2003 and 2004 the Named Executives did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate amount of such compensation, if any, for each Named Executive during each of those fiscal years did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for that Named Executive.

(3) For the fiscal year 2004, all other compensation consists of special cash bonuses in lieu of stock options of $25,000, $30,000, $30,000 and $15,000 for Messrs. Johnson, Fisher, Greene and Trahan, respectively; contributions of $12,794, $5,559, $8,581, $8,358 and $11,693 by the Company under its
     401(k) plan for Messrs. Johnson, Boling, Greene, Fisher and Trahan, respectively; life insurance premiums of $811, $756, $811, $811 and $811 for Messrs. Johnson, Boling, Greene, Fisher and Trahan, respectively; and overriding royalties of $1,500 for Mr. Fisher. Due to the low number of shares of Common Stock available for issuance under the Incentive Plan, in the first quarter of 2004, the Compensation Committee recommended and the Board of Directors approved the award of a special cash bonus in lieu of stock options to a number of key employees, including Messrs. Johnson, Fisher, Greene and Trahan. Subsequently, because of the availability of additional shares under the Incentive Plan, the Board of

     Directors gave these employees the option to receive stock options in lieu of a portion of the cash bonus. The special bonuses described above were paid to Messrs. Johnson, Fisher, Greene and Trahan over three equal installments on April 15, 2004, August 31, 2004 and February 28, 2005. Mr. Johnson elected to receive stock options in lieu of a portion of his cash bonus and therefore he received $25,000 and options to purchase 16,668 shares of Common Stock.

     For the fiscal year 2003, all other compensation consists of contributions of $4,818, $1,125, $4,674, $4,622, $2,753 and $3,222 by the Company under its 401(k) plan for Messrs. Johnson, Boling, Trahan, Fisher and Greene, respectively, life insurance premiums of $697, $124, $595, $604, $688 and $464 for Messrs. Johnson, Boling, Trahan, Fisher and Greene, respectively, and overriding royalties of $5,599 for Mr. Fisher. For the fiscal year 2002, all other compensation consists of contributions of $4,088, $4,129, and $3,947 by the Company under its 401(k) plan for Messrs. Johnson, Trahan and Fisher, respectively, life insurance premiums of $648, $546, $533 and $267 for Messrs. Johnson, Trahan, Fisher and Greene, respectively, and overriding royalties of $7,368 for Mr. Fisher. The compensation from overriding royalties awarded to Mr. Fisher arises from a one-time award of an overriding royalty interest on the Pitchfork Ranch A-90 #1 well to Mr. Fisher in 2001. The Company has since adopted a policy that it will not grant any overriding royalty interests to its employees.

(4)  Mr. Boling commenced his employment with the Company in August 2003.

(5)  Mr. Fisher became Vice President and Chief Operating Officer in March 2005.

(6) Mr. Greene commenced his employment with the Company in August 2002. He left the Company in January 2005.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to stock options granted during the fiscal year 2004 to the Named Executives.

                                                                                                     Potential Realizable
                                                                                                      Values at Assumed
                                    Number of     % of Total                                        Annual Rates of Stock
                                   Securities    Options/SARs                                      Price Appreciation for
                                   Underlying     Granted to                                           Option Term(1)(2)
                                  Options/SARs   Employees in   Exercise Price                     -----------------------
                    Name             Granted      Fiscal Year   ($/share)(1)     Expiration Date      5%($)       10%($)
             ------------------   ------------   ------------   --------------   ---------------   ----------   ----------
             S. P. Johnson IV.        8,334           9.7           8.265            09/03/2014       48,962       127,635
             Paul F. Boling...       25,000          29.1            6.98            02/19/2014      155,375       354,625
             J. Bradley Fisher           --            --              --               --                --            --
             Jeremy T. Greene.           --            --              --               --                --            --
             Kendall A. Trahan           --            --              --               --                --            --

----------

(1) The exercise price of the options granted is equal to or greater than the market value of the Common Stock on the date of grant.

(2) Potential realizable value of each grant assumes that the market price of the underlying security (based upon the value of the Common Stock on the date of grant) appreciates at annualized rates of 5% and 10% over the term of the award. Actual gains, if any, on stock option exercises are dependent on the future performance of Common Stock and overall market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the unexercised options to purchase the Common Stock held by the Named Executives at December 31, 2004.

                                                                   Number of Securities      Value of Unexercised In-the-
                                                                 Underlying Unexercised        Money Options at Fiscal
                                      Shares         Value      Options at Fiscal Year-End          Year-End($)(2)
                                    Acquired on    Realized    ---------------------------   ----------------------------
                      Name          Exercise(#)     ($)(1)     Exercisable   Unexercisable   Exercisable   Unexercisable
               -----------------   -------------  ----------   -----------   -------------   -----------   -------------
               S. P. Johnson IV.         --           --          186,667        41,667        1,551,535         254,294
               Paul F. Boling...         --           --            6,667        38,333           37,133         182,267
               J. Bradley Fisher         --           --           28,333        41,667          203,550         324,150
               Jeremy T. Greene.         --           --           29,999        35,001          218,062         247,638
               Kendall A. Trahan      39,500       185,200         82,295           -            568,722            -

----------

(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise, multiplied by the number of shares underlying the options.

(2) Value of unexercised in-the-money options is calculated based upon the difference between the option price and the closing price of the Company's Common Stock at fiscal year-end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock, as reported on the Nasdaq Stock Market on December 31, 2004, was $11.30.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee during the last completed fiscal year were Mr. Parker, Mr. Loyd and Bryan R. Martin, our former director. Mr. Martin resigned from the Board and the compensation committee in December 2004. Mr. Loyd stepped down from the compensation committee, and Mr. Ramsey was appointed to the committee, in February 2005. Mr. Loyd served as our President from our inception in September 1993 to December 1993. See "Certain Transactions."

CERTAIN TRANSACTIONS

Pinnacle Transaction

     During the second quarter of 2003, we and Rocky Mountain Gas, Inc. ("RMG") each contributed our interests in certain natural gas and oil leases in Wyoming and Montana in areas prospective for coalbed methane to a newly formed joint venture, Pinnacle Gas Resources, Inc. In exchange for the contribution of these assets, we and RMG each received 37.5% of the common stock of Pinnacle and options to purchase additional Pinnacle common stock, or on a fully diluted basis, we and RMG each received an ownership interest in Pinnacle of 26.9%. We retained our interests in approximately 145,000 gross acres in the Castle Rock project area in Montana and the Oyster Ridge project area in Wyoming. We no longer have a drilling obligation in connection with the oil and natural gas leases contributed to Pinnacle.

     Simultaneously with the contribution of these assets, affiliates and related parties of CSFB Private Equity (the "CSFB Parties") contributed approximately $17.6 million of cash to Pinnacle in return for redeemable preferred stock of Pinnacle, 25% of Pinnacle's common stock as of the closing date and warrants to purchase Pinnacle common stock at an exercise price of $100.00 per share, subject to adjustments ("Series A Warrants"). The CSFB
Parties currently have greater than 50% of the voting power of the Pinnacle capital stock through their ownership of Pinnacle common and preferred stock.

     In February 2004, the CSFB Parties contributed additional funds of $11.8 million to continue funding the 2004 development program of Pinnacle. Assuming that we and RMG exercise our Pinnacle options, the CSFB Parties' ownership interest in Pinnacle would be 54.6%, and we and RMG each would own 22.7%, on a fully diluted basis. On the other hand, assuming we and RMG each elect not to exercise our Pinnacle options, our interest, on a fully diluted basis, would each decline to 16.7%, and, concurrently, the CSFB Parties' ownership interest would increase to 66.7%. Our options are exercisable as long as we own Pinnacle common stock, but the exercise price increases by 15% every year.

     Immediately following its formation, Pinnacle acquired an approximate 50% working interest in existing leases and approximately 36,529 gross acres prospective for coalbed methane development in the Powder River Basin of Wyoming from an unaffiliated party for $6.2 million. At the time of the Pinnacle transaction, these wells were producing at a combined gross rate of approximately 2.5 MMcfd, or an estimated 1 MMcfd net to Pinnacle. At the end of 2004 Pinnacle's production was approximately 13 Mmcfe/d gross (5.6 Mmcfe/d net). In June 2004, Pinnacle fulfilled a $14.5 million funding commitment for future drilling and development costs on these properties on behalf of the third party prior to December 31, 2005. The drilling and development work will be done under the terms of an earn-in joint venture agreement between Pinnacle and Gastar. As of December 31, 2004, Pinnacle owned interests in approximately 131,000 gross acres in the Powder River Basin.

     Historically, the business operations and development program of Pinnacle has not required us to provide any further capital infusion. In March 2005, Pinnacle acquired additional undeveloped acreage from an undisclosed company which would also significantly increase Pinnacle's development program budget in 2005. Accordingly, CCBM and the other Pinnacle shareholders have the option to participate in the equity contribution into Pinnacle needed to finance the acquisition and the related development program in 2005. The CSFB Parties have already made the first of their pro rata contributions. Should we elect to maintain our proportionate ownership interest in Pinnacle, we estimate that we would be required to contribute two payments of $2.5 million each. The first of these payments is due in mid April 2005. If CCBM opts not to contribute any or all of its share of the equity contribution, its fully diluted ownership in Pinnacle would be reduced. CCBM plans to contribute $2.5 million in April 2005, its share of the equity capital needed to close the acquisition and fund part of the additional development program. There can be no assurance regarding CCBM's level of participation in the second of the two payments or in future equity contributions needed, if any. On March 29, 2005, we elected to participate in the first payment and contribute $2.5 million to Pinnacle in exchange for Series A Warrants, Series B warrants to purchase Pinnacle common stock at an exercise price of $0.01 per share, subject to adjustments, and preferred stock.

     The Company's Chairman, Steven A. Webster, is also Chairman of Global Energy Partners, Ltd., an affiliate of CSFB Private Equity.

     The Company has mutually agreed with RMG, its majority shareholder and the CSFB Parties to provide Pinnacle the right until June 23, 2008 to acquire at cost any interest in natural gas and oil leases or mineral interests in the Powder River Basin in Wyoming and Montana, but excluding most of Powder River County, Montana, that such parties may have acquired in the covered area, subject to specified exceptions.

     The Company, the CSFB Parties, RMG, RMG's parent company, Peter G. Schoonmaker, Gary W. Uhland and Pinnacle also entered into a security holders' agreement providing for an initial eight person board of directors, which initially includes four directors nominated by the CSFB Parties and two nominated by each of the Company and RMG, subject to change as their respective ownership percentages change. Each party to the security holders' agreement also granted to the others a right of first offer and co-sale rights. If the CSFB Parties propose to sell all of their Pinnacle shares to a third party, under specified circumstances the CSFB Parties may require the other security holders to include all of their Pinnacle shares in that sale. In event of such a sale, the Pinnacle preferred stock will have a preferred right to receive an amount equal to its liquidation value (as defined below) per share plus accrued and unpaid dividends prior to distributions to the holders of shares of Pinnacle common stock and common stock equivalents. Pinnacle also granted the security holders pre-emptive rights to purchase additional securities in order to maintain their proportionate ownership of Pinnacle. The security holders' agreement also provides generally for multiple demand registration rights with respect to the Pinnacle common stock in favor of the CSFB Parties and certain piggyback registration rights for the Company and RMG subject to the satisfaction of specified conditions.

     The Pinnacle redeemable preferred stock generally has the right to vote together with the Pinnacle common stock and has a class vote on specified matters, including specified extraordinary transactions. In the event of any dissolution, liquidation, or winding up by Pinnacle, the holder of each share of Pinnacle preferred stock will be entitled to be paid a liquidation value of $100 per share out of the assets of Pinnacle available for distribution to its shareholders.

     Dividends on the Pinnacle preferred stock are payable either in cash at a rate of 10.5% per annum through June 23, 2011 and 12.5% thereafter or, at Pinnacle's option, by payment in kind of additional shares of the Pinnacle preferred stock. For each additional share of Pinnacle preferred stock distributed to a holder as an in-kind dividend, Pinnacle will also deliver to that holder one Pinnacle warrant, which will have an exercise price equal to the exercise price of the outstanding Pinnacle warrants on the date of such distribution. On or after July 1, 2005, Pinnacle may redeem all or any portion of the Pinnacle preferred stock, provided that if any Pinnacle warrants are still outstanding, Pinnacle may redeem all but a single share; if the redemption occurs at any time before July 1, 2009, the redemption price will be at a premium to the liquidation value of the shares.

     Pinnacle is required to redeem its preferred stock upon:

     o specified changes of control, at a price per share equal to 101% of its liquidation value; or

     o specified events of default, at a price per share equal to 110% of the liquidation value prior to June 30, 2005 and, thereafter, equal to an optional redemption price that decreases over time.

     The Pinnacle warrants entitle the holders to purchase up to 130,000 shares of Pinnacle common stock at a price of $100 per share and are exercisable at any time until June 30, 2013. The Pinnacle warrants can be exercised in cash, by tender of the Pinnacle preferred stock and on a cashless net exercise basis. The Pinnacle warrants are subject to adjustments, including, in specified cases, an adjustment of the exercise price to equal the lowest price at which Pinnacle common stock is sold if such shares are sold below the then-current exercise price.

2002 Financing

     On February 20, 2002, the Company consummated the transactions (the "2002 Financing") contemplated by a Securities Purchase Agreement dated February 20, 2002 (the "2002 Securities Purchase Agreement") among the Company, Mellon Ventures, L.P. ("Mellon") and Steven A. Webster (excluding the Company, the "2002 Investors"). Such transactions included (i) the payment by the 2002 Investors of an aggregate purchase price of $6,000,000, (ii) the sale of 60,000 shares of Series B Convertible Participating Preferred Stock (the "Series B
Preferred Stock") the terms of which are set forth in the Statement of Resolution Establishing Series of Shares designated Series B Convertible Participating Preferred Stock (the "Statement of Resolution") and which include the right to convert such shares into Common Stock (the "Underlying Shares") at a price of $5.70 per share, subject to adjustments, to the 2002 Investors pursuant to the terms of the 2002 Securities Purchase Agreement and (iii) the sale of warrants (the "2002 Warrants") to purchase up to 252,632 shares of the Company's Common Stock (the "2002 Warrant Shares") at the exercise price of $5.94 per share, subject to adjustments, to the 2002 Investors pursuant to the terms of Warrant Agreement dated February 20, 2002 (the "2002 Warrant Agreement") among the Company, Mellon and Steven A. Webster, (iv) the execution of the Shareholders Agreement dated February 20, 2002 (the "2002 Shareholders Agreement") among the Company, Mellon, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, S.P. Johnson IV, Frank A. Wojtek and DAPHAM Partnership, L.P., (v) the execution of the Registration Rights Agreement dated February 20, 2002 ("2002 Registration Rights Agreement") among the Company, Mellon and Steven
A. Webster and (vi) the execution of a Compliance Sideletter dated as of February 20, 2002 by and between the Company and Mellon (the "2002 Compliance Sideletter"). The Company sold $4.0 million and $2.0 million of Series B Preferred Stock and 168,422 and 84,210 2002 Warrants to Mellon and Mr. Webster, respectively. In the first quarter of 2004, Mellon converted all of its 2002 Warrants into 168,421 shares of Common Stock.

     In June 2004, the 2002 Shareholders Agreement was terminated by agreement of the parties. Mellon converted all of its shares of Series B Preferred Stock (approximately 49,938 shares) into 876,099 shares of Common Stock on May 25, 2004. Steven A. Webster converted all of his Series B Preferred Stock (approximately 25,195 shares) into 442,025 shares of Common Stock on June 30, 2004. As a result, no shares of Series B Preferred Stock remain outstanding.

     The 2002 Warrants had a five-year term and originally entitled the holders to purchase up to 252,632 shares of our common stock at a price of $5.94 per share, subject to adjustment, and were exercisable at any time after issuance. As of December 31, 2004, 84,211 of the 2002 Warrants remained outstanding (all held by Mr. Webster). On March 22, 2005, Mr. Webster converted all of his 2002 Warrants into 54,669 shares of Common Stock. As a result, no 2002 Warrants remain outstanding. For accounting purposes, the 2002 Warrants were valued at $0.06 per Warrant. Each of our series of warrants was exercisable on a cashless basis at the option of the holder.

1999 Financing

     On December 15, 1999, the Company consummated the transactions (the "1999 Financing") contemplated by a Securities Purchase Agreement dated December 15, 1999 (the "1999 Securities Purchase Agreement") among the Company, CB Capital Investors, L.P. ("Chase") (now JPMorgan Partners (23A SBIC), LLC), Mellon, Steven A. Webster, Douglas A.P. Hamilton and Paul B. Loyd, Jr. (excluding the Company, the "Investors"). Such transactions included (i) the payment by the Investors of an aggregate purchase price of $30,000,000, (ii) the sale of an aggregate of $22,000,000 principal amount of 9% Senior Subordinated Notes due 2007 (the "Notes") to the Investors, (iii) the sale of an aggregate of 3,636,364 shares of Common Stock for $2.20 per share to the Investors, (iv) the sale of warrants (the "1999 Warrants") to purchase up to 2,760,189 shares of the Company's Common Stock (the "1999 Warrant Shares") at the exercise price of $2.20 per share, subject to adjustments, to the Investors, (v) the execution of a Shareholders Agreement dated December 15, 1999 among the Company, Chase, Mellon, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, S.P. Johnson IV, Frank A. Wojtek and DAPHAM Partnership, L.P., (vi) the execution and delivery of the Warrant Agreement dated December 15, 1999 (the "Warrant Agreement") among the Company, Chase, Mellon, Paul B. Loyd, Jr., Douglas A.P. Hamilton and Steven A. Webster, (vii) the execution of the Registration Rights Agreement dated December 15, 1999 ("Chase Registration Rights Agreement") among the Company, Chase and Mellon, (viii) the execution of the Amended and Restated Registration Rights Agreement dated December 15, 1999 ("Amended Founders
Registration Rights Agreement") among the Company, Paul B. Loyd, Jr., Douglas A.P. Hamilton, Steven A. Webster, S.P. Johnson IV, Frank A. Wojtek and DAPHAM Partnership, L.P., and (ix) the execution of a Compliance Sideletter dated December 15, 1999 among the Company, Chase and Mellon (the "1999 Compliance Sideletter"). The Company sold $17.6 million, $2.2 million, $0.8 million, $0.8 million and $0.8 million principal amount of the Notes; 2,909,091, 363,636, 121,212, 121,212 and 121,212 shares of the Company's common stock and 2,208,151, 276,019, 92,006, 92,006 and 92,006 1999 Warrants to Chase, Mellon, Mr. Loyd, Mr.
Hamilton and Mr. Webster, respectively.

     In April 2004, the 1999 Shareholders Agreement was amended so that Messrs. Hamilton and Loyd and DAPHAM Partnership, L.P. are no longer parties to the agreement. In June 2004, the 1999 Shareholders Agreement was again amended so that Mellon, Messrs. Johnson, Wojtek and Webster are no longer parties to the agreement.

     On June 7, 2004, an unaffiliated third party (the "Subordinated Notes Purchaser") purchased all the outstanding Subordinated Notes in an aggregate principal amount of $27,702,426.55 from the original note holders. In exchange for a $415,536.40 amendment fee, certain terms and conditions of the Subordinated Notes were amended, to provide for, among other things, (1) a one year extension of the maturity to December 15, 2008, (2) a one year extension, through December 15, 2005, of the paid-in-kind ("PIK") interest option to pay-in-kind 60% of the interest due each period by increasing the principal balance by a like amount (the "PIK option"), (3) an additional one year option to extend the PIK option through December 15, 2006 at an annual interest rate on the deferred amount of 10% and the payment of a one-time fee equal to 0.5% of the principal then outstanding, (4) an increase and extension on the prepayment premium on the Subordinated Notes, (5) a modification of a covenant regarding maximum quarterly leverage that our Total Debt will not exceed 3.5 times EBITDA (as such terms are defined in the securities purchase agreement related to the Subordinated Notes) for the last 12 months at any time and (6) additional flexibility to obtain a separate project financing facility in the future.

     In 2004, Mellon, JPMorgan Partners (23A SBIC), Mr. Webster and Mr. Hamilton exercised 1999 Warrants to purchase 276,019, 2,208,152, 92,006 and 92,006 shares of Common Stock, respectively, on a cashless exercise basis for a total of 205,692, 1,684,949, 70,205 and 70,205 shares of Common Stock, respectively, and Mr. Loyd exercised 1999 Warrants to purchase 92,006 shares for a total of 92,006 shares of Common Stock. As a result, no 1999 Warrants remain outstanding.

     Pursuant to amendments in June 2004, the 1999 Shareholders Agreement provided that the Company's board of directors will nominate and solicit proxies on behalf of one or two, depending on the amount of Company securities held by Chase, nominees for director designated by Chase. Currently, Chase does not own the requisite amount of stock to trigger this obligation and no Chase designated nominees are nominated for election at the 2005 Annual Meeting of Shareholders.

     The Company agreed in the 1999 Shareholders Agreement to limit the maximum number of common stock equivalents issuable under the Company's equity incentive plans to 2.5 million shares and equivalents (including any shares and equivalents issued or issuable as of the date of the 1999 Shareholders Agreement). In April 2004, the Company received a waiver under the 1999 Shareholders Agreement allowing the Company to increase the number of authorized shares available under the Incentive Plan to 2,350,000. The 1999 Shareholders Agreement has since terminated in accordance with its own terms.

     Additional information concerning the Subordinated Notes, the 1999 Warrants and the transactions relating to the 1999 Securities Purchase Agreement may be found in the Company's Current Report on Form 8-K dated December 15, 1999 and the Company's Current Report on Form 8-K dated June 7, 2004, including the exhibits to each document.

Certain Matters Regarding Mr. Webster

     In December 2001, the Company sold to Mr. Webster a 2% working interest in certain leases in Matagorda County and the right to participate in the Staubach #1 well located within those leases in exchange for $20,000 and the payment by Mr. Webster of a 33% promoted interest for the drilling costs through casing point of that well. The terms of this sale were consistent with the terms of sales to other participants in this project.

     In November 1999, the Company entered into a month-to-month agreement with San Felipe Resource Company, an entity owned by Mr. Webster, under which Mr. Webster provides consulting services to the Company in exchange for a fee of $9,000 per month, which was increased to $12,000 per month effective April 2003. The Company provides office space for Mr. Webster's son.

     In the first quarter of 2004, due to the low number of shares of Common Stock available for issuance under the Incentive Plan, the Compensation Committee recommended and the Board of Directors approved the award of a special cash bonus in lieu of stock options to Mr. Webster. The special bonus was paid to Mr. Webster in three equal installments of $40,000 on April 15, 2004, August 31, 2004 and February 28, 2005.

Certain Matters Regarding Mr. Carter

     On March 3, 2005, the Board of Directors appointed Mr. Carter to the Board of Directors and the Nominating Committee. Mr. Carter and his immediate family members collectively own interests directly and indirectly through entities, which are royalty owners in the Company's Louisiana Delta Farms #1, Louisiana Delta Farms #2 and King Gas #1. Mr. Carter also serves as an executive officer, general partner or controlling shareholder of these entities (the "Black Stone Entities") and in some cases he and his family hold substantial interests in these entities. The Black Stone Entities acquired the royalty interests from a third party in June 2004. The Company estimates that, during 2004, (i) the Black Stone Entities collectively earned approximately $444,770 from working interests in which the Company is a partial owner, (ii) approximately $24,000 of the amount received from these working interests was attributable to the ownership of Mr. Carter and his immediate family, and (iii) Mr. Carter's family members received $2,063 directly from these working interests. These amounts reflect production from the Company's wells for only the trailing seven months of 2004 and are expected to increase for a full year of production in 2005. In addition, the Black Stone Entities own royalty interests in the undeveloped Lazarus and Twins Prospects, which the Company may develop in the future.

     The Board of Directors determined that Mr. Carter's existing relationship with the Company and his interest in the Black Stone Entities does not currently and will not in the future be deemed to create a conflict of interest under the Code of Ethics and is in compliance with the Code of Ethics. The Board of Directors determined that Mr. Carter would recuse himself on matters relating to the Delta Farms Wells and Lazarus and Twins Prospects as an appropriate and preventative action to eliminate future conflicts of interest relating to Mr. Carter's interest in the Black Stone Entities.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each executive officer listed below. The following chart shows the annual base salaries that the executive officers listed therein are currently being paid by the Company.

                                            Name and Current Position                      Annual Salary
                          ------------------------------------------------------------     -------------
                          S. P. Johnson IV............................................      $  283,500
                            President and Chief Executive Officer
                          Paul F. Boling..............................................      $  173,250
                            Chief Financial Officer, Vice President, Secretary and
                            Treasurer
                          Gregory E. Evans(1).........................................      $  175,000
                            Vice President of Exploration
                          J. Bradley Fisher (2).......................................      $  226,800
                            Vice President of Operations
                          Jeremy T. Greene (3)........................................           N/A
                            Vice President of Exploration
                          Kendall A. Trahan...........................................      $  173,845
                            Vice President of Land

----------

(1)  Mr. Evans' employment commenced in March 2005.

(2)  Mr. Fisher became Vice President and Chief Operating Officer in March 2005.

(3)  Mr. Greene left the Company in January 2005.

     Each of the employment agreements of Mr. Johnson, Mr. Trahan, Mr. Greene and Mr. Fisher has an initial three-year term; provided that at the end of the second year of such initial term and on every day thereafter, the term of each such employment agreement will automatically be extended for one day, such that the remaining term of the agreement shall never be less than one year. The employment agreements for Mr. Boling and Mr. Evans have an initial one year term; provided that at the date of the agreement and on every day thereafter, the term of such employment agreement is automatically extended for one day, such that the remaining term of the agreement shall never be less than one year. Under each agreement, both the Company and the employee may terminate the employee's employment at any time. Upon termination of employment on account of disability or if employment is terminated by the Company for any reason (except under certain limited circumstances defined as "for cause" in the agreement), or if employment is terminated either (x) for any reason (including by reason of death) during a sixty day period following the elapse of one year after such a change of control ("window period") or (y) by the employee with good reason (as defined), under the agreements the employee will generally be entitled to (i) an immediate lump sum cash payment equal to 150% for Messrs. Johnson, Trahan and Fisher, 125% in the case of Mr. Greene and 100% in the case of Mr. Boling and Mr. Evans (375% for Messrs. Johnson and Trahan, 275% for Mr. Fisher and 175% for Mr. Greene, if termination occurs after or in anticipation of a change of control) of his annual base salary that would have been payable for the remainder of the term of the applicable agreement discounted at 6%, (ii) continued participation in all the Company's welfare benefit plans and continued life insurance and medical benefits coverage, (iii) a pro-rated bonus for the year of termination and (iv) the immediate vesting of any stock options or restricted stock previously granted to such employee and outstanding as of the time immediately prior to the date of his termination, an extension of the period of exercisability of any such awards until the earlier of (A) one year following his date of termination or (B) the date such awards would have lapsed had the employee remained employed for the remaining term, or, in the case of Mr. Johnson, Mr. Fisher and Mr. Trahan, a cash payment in lieu of each outstanding compensatory equity award (the "Cash Election"). In the event of a Cash Election, Mr. Fisher and Mr. Trahan will receive in exchange for any or all compensatory awards that are either denominated in or payable in Common Stock, including options and restricted stock, an amount in cash equal to the excess of
(x) the highest price per share (as defined below) over (y) the exercise or purchase price, if any, of such awards. The Term "Highest Price Per Share" generally means the highest price per share that can be determined to have been paid or agreed to be paid for any share of Common Stock by certain classes of persons, including (1) a beneficial owner of 10% or more of the outstanding voting stock of the Company and (2) a person who has any material involvement in proposing or effectuating a change of control (as defined). If the termination is after or in anticipation of a change of control, the assumed remaining employment period for Mr. Boling and Mr. Evans for purposes of calculating the lump sum described above in subparagraph (i) shall be 18 months. If employment terminates due to death of the employee and other than in a window period, the Company will pay a sum equal to the amount of the employee's annual base salary for the remaining term of the agreement, reduced by the amount payable under any life insurance policies to the extent that such amounts are attributable to premiums paid by the Company, a prorated annual bonus for the year of death, continued welfare benefits for the employee's dependents for one year following death and immediate vesting and extension of exercisability of equity awards as described above. The salaries in each of these agreements are subject to periodic review and provide for increases consistent with increases in base salary generally awarded to other executives of the Company. Each agreement entitles the employee to participate in all of the Company's incentive, savings, retirement and welfare benefit plans in which other executive officers of the Company participate. The agreements each provide for an annual bonus in an amount comparable to the annual bonus of other Company executives, taking into account the individual's position and responsibilities. In the event of a dispute regarding the employee's rights upon termination of employment, the agreements also provide that the employee is entitled to payment of his legal fees and any amounts potentially due under the Agreement pending resolution of the dispute, provided that he must return any attorneys' fees advanced in the event he is not the prevailing party in the dispute. The agreements also provide that the employees will be entitled to a gross-up payment to offset the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code (the "Code") in connection with payments contingent on a change of control. Upon a voluntary termination of employment, the employees have agreed to be subject to specified noncompetition covenants.

AUDIT COMMITTEE REPORT

     The Audit Committee's purpose is to assist the Board of Directors in its oversight of the Company's internal controls and financial statements and the audit process. The Board of Directors, in its business judgment, has determined that the members of the Audit Committee, are "independent," as required by applicable standards of the Nasdaq Stock Market. The Audit Committee operates pursuant to a written charter adopted by our Board of Directors. A copy of the Audit Committee Charter is available on the Company's website at www.carrizo.cc.

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

     Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the independent auditors are in fact "independent."

The Audit Committee

F. Gardner Parker
Paul B. Loyd, Jr.
Roger A. Ramsey

     PURSUANT TO SEC RULES, THE FOREGOING AUDIT COMMITTEE REPORT IS NOT DEEMED "FILED" WITH THE SEC AND IS NOT INCORPORATED BY REFERENCE INTO THE COMPANY'S ANNUAL REPORT ON FORM 10-K.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns. The Company's executive compensation program is intended to provide competitive compensation levels and incentive pay levels that vary based on corporate and individual performance.

     There are three basic components to the Company's current compensation system: base pay; annual incentive compensation in the form of a cash bonus; and long-term equity-based incentive compensation. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding the general oil and natural gas exploration and production industry.

     Actual individual awards and changes in remuneration to the individual executives are recommended by the Compensation Committee but approved by the Board of Directors. The Chief Executive Officer works with the Compensation Committee in the design of the plans and makes recommendations to the Committee regarding the salaries and bonuses of Company employees that report directly to him. Grants or awards of stock, including stock options, are individually determined and administered by the Compensation Committee.

     Base Pay. Base pay is designed to be competitive with salary levels for comparable executive positions at other oil and natural gas exploration and production companies and the Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for the Company's executive officers. Other factors the Compensation Committee considers in determining base pay for each of the executive officers are that officer's responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance. The types and relative importance of specific financial and other business objectives vary among the Company's executives depending on their positions and the particular operations and functions for which they are responsible. The Compensation Committee also considers the Company's earnings levels and progress in implementing its business strategy in establishing base salary increases for executives. The employment contracts of the executive officers provide that base pay is to be reviewed at least annually and will be increased at any time and from time to time, and that any increase will be substantially consistent with increases in base salary generally awarded in the ordinary course of business to executives of the Company. As a result of the Company's positive financial results and continued drilling success, the base salary of Mr. Fisher was increased by 16% in January 2005 and each of Messrs. Johnson, Boling, Fisher and Trahan was increased by 10%, 10%, 4% and 5%, respectively, effective April 2005.

     Annual Bonus. The annual bonus is determined by the Compensation Committee. The employment contracts with the executive officers contemplate annual bonus awards in an amount comparable to the annual bonus of other Company executives, taking into account the individual's position and responsibilities. As a result of the Company's positive financial results and continued drilling success in 2004, each of Messrs. Johnson, Boling, Fisher and Trahan was awarded a bonus equal to 50%, 35%, 58% and 25%, respectively, of their annual base pay.

     Special Cash Bonus in lieu of Stock Options. Due to the low number of shares of Common Stock available for issuance under the Incentive Plan, in the first quarter of 2004, the Compensation Committee recommended and the Board of Directors approved the award of a special cash bonus in lieu of stock options to a number of key employees, including the Company's executive officers. Subsequently, because of the availability of additional shares under the Incentive Plan, the Board of Directors gave these employees the option to receive stock options in lieu of a portion of the cash bonus. The special bonuses were paid to each recipient over three equal installments on April 15, 2004, August 31, 2004 and February 28, 2005. Messrs. Fisher, Greene and Trahan did not elect to receive any stock options and received total cash bonuses of $45,000, $45,000 and $22,500, respectively. Mr. Johnson elected to receive stock options in lieu of a portion of his cash bonus and therefore he received $25,000 and options to purchase 16,668 shares of Common Stock.

     Long-Term Equity-Based Compensation. To date, the Company has relied primarily upon stock option awards to provide long-term incentives for executives, although most recently the Compensation Committee has begun to rely upon restricted stock. Prior to the Company's IPO, the shareholders and the Board of Directors of the Company approved the Company's Incentive Plan. The objectives of the Incentive Plan are to (i) attract and retain the services of key employees, qualified independent directors and qualified consultants and other independent contractors and (ii) encourage a sense of proprietorship in and stimulate the active interest of those persons in the development and financial success of the Company by making awards designed to provide participants in the Incentive Plan with proprietary interest in the growth and performance of the Company. Long-term equity-based compensation is tied to shareholder return.

     Under the Company's Incentive Plan, long-term incentive compensation includes stock options, which generally have a ten-year term and vest in 33% increments in each of the three years following the date of the grant. The exercise price of stock options granted is equal to or greater than the fair market value of the Common Stock on the date of grant; accordingly, executives receiving stock options are rewarded only if the market price of the Common Stock appreciates. Stock options are thus designed to align the interests of the Company's executives with those of its shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and each shareholder's return.

     On February 19, 2004 and September 3, 2004, the Company granted options to purchase 25,000 and 8,334 shares of Common Stock to Mr. Boling and Mr. Johnson, at an exercise price per share of $6.98 and $8.265, respectively. These options have a ten-year term and vest in 33% increments in each of the three years following the date of the grant.

     Particularly given the significant increase in the Company's stock price in the past few years, the Compensation Committee believes that the use of restricted stock may be a preferable tool to incentivize executive officers, and on April 11, 2005, granted 9,300, 4,710, 5,800 and 3,000 shares of restricted stock to Messrs. Johnson, Boling, Fisher and Trahan, respectively. The Compensation Committee retains the flexibility to grant either restricted stock or stock options in the future, depending on various factors, including the price of the Common Stock.

     The Company may periodically grant new awards to provide continuing incentive for future performance. In making the decision to grant additional awards, the Compensation Committee would expect to consider factors such as the size of previous grants and the number of awards held. In determining whether to grant executive officers awards under the Plan, the Compensation Committee considers factors, including that executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those awards would encourage the executive to remain with the Company and the value of the executive's service to the Company.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. The Compensation Committee and the Board of Directors will take deductibility or nondeductibility of compensation into account but have in the past authorized, and will retain the discretion in the future to authorize, the payment of potentially nondeductible amounts.

     Compensation of the Chief Executive Officer. The Compensation Committee based the compensation of the Company's Chief Executive Officer, Mr. Johnson, on the same considerations described above for other executive officers. As a result of the Company's positive financial results and continued drilling success, in April 2005, the Company increased Mr. Johnson's salary by 10%, awarded him a bonus of $128,750 and granted him 9,300 shares of restricted stock.

     Executive compensation is an evolving field. The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the Committee reserves the right to alter its approach in response to changing conditions.

The Compensation Committee

F. Gardner Parker
Roger A. Ramsey

PERFORMANCE GRAPH

     The following graph presents a comparison of the yearly percentage change in the cumulative total return on the Common Stock over the period from December 31, 1999 to December 31, 2004, with the cumulative total return of the S&P 500 Index and of the American Stock Exchange Natural Resource Industry Index of publicly traded companies over the same period. The graph assumes that $100 was invested on December 31, 1999, in the Common Stock at the closing market price at the beginning of this period and in each of the other two indices and the reinvestment of all dividends, if any.

     The graph is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.

                                                COMPARISON OF CUMULATIVE TOTAL RETURN*
                                         AMONG CARRIZO OIL & GAS, INC., THE S&P 500 INDEX AND
                                      THE AMERICAN STOCK EXCHANGE NATURAL RESOURCE INDUSTRY INDEX

                                                          (PERFORMANCE GRAPH)

                                            --------------- ------- -------- ----------
                                                             S & P    AMEX     C O & G
                                            --------------- ------- -------- ----------
                                               12/31/99      100      100       100
                                            --------------- ------- -------- ----------
                                               03/31/00      102      109       194
                                            --------------- ------- -------- ----------
                                               06/30/00       99      120       300
                                            --------------- ------- -------- ----------
                                               09/30/00       98      130       700
                                            --------------- ------- -------- ----------
                                               12/31/00       90      140       456
                                            --------------- ------- -------- ----------
                                               03/31/01       79      131       325
                                            --------------- ------- -------- ----------
                                               06/30/01       83      122       271
                                            --------------- ------- -------- ----------
                                               09/30/01       71      111       221
                                            --------------- ------- -------- ----------
                                               12/31/01       78      114       222
                                            --------------- ------- -------- ----------
                                               03/31/02       78      131       278
                                            --------------- ------- -------- ----------
                                               06/30/02       67      131       213
                                            --------------- ------- -------- ----------
                                               09/30/02       55      123       211
                                            --------------- ------- -------- ----------
                                               12/31/02       60      125       264
                                            --------------- ------- -------- ----------
                                               03/31/03       58      134       230
                                            --------------- ------- -------- ----------
                                               06/30/03       66      147       305
                                            --------------- ------- -------- ----------
                                               09/30/03       68      150       355
                                            --------------- ------- -------- ----------
                                               12/31/03       76      186       360
                                            --------------- ------- -------- ----------
                                               03/31/04       77      193       363
                                            --------------- ------- -------- ----------
                                               06/30/04       78      192       511
                                            --------------- ------- -------- ----------
                                               09/30/04       76      215       480
                                            --------------- ------- -------- ----------
                                               12/31/04       82      237       565
                                            --------------- ------- -------- ----------

----------

* $100 Invested on December 31, 1999 in Stock or Index (Including Reinvestment of Dividends).

     PURSUANT TO SEC RULES, THE FOREGOING COMPENSATION COMMITTEE REPORT AND STOCK PERFORMANCE GRAPH ARE NOT DEEMED "FILED" WITH THE SEC AND ARE NOT INCORPORATED BY REFERENCE INTO THE COMPANY'S ANNUAL REPORT ON FORM 10-K.

EQUITY COMPENSATION PLANS

     Information concerning our equity compensation plan at December 31, 2004 is as follows:

                                                    Number of                          Number of Securities
                                                Securities to be       Weighted-        Remaining Available
                                                   Issued Upon      Average Exercise        for Future
                                                   Exercise of         Price of           Issuance Under
                                                   Outstanding        Outstanding       Equity Compensation
                                                Options, Warrants       Options,         Plans (Excluding
                                                    and Rights        Warrants and     Securities Reflected
                       Plan Category                    (a)            Rights (b)       in Column (a)) (c)
             --------------------------------   -----------------   ----------------   --------------------
              Equity compensation plans
                approved by security
                holders....................            1,280,507             $ 4.07                394,832

              Equity compensation plans
                not approved by security
                holders(1).................               42,295             $ 3.60                      -
                                                -----------------   ----------------   --------------------
                Total......................            1,322,802             $ 4.05                394,832
                                                =================   ================   ====================

----------

(1) Includes options to purchase 42,295 shares of Common Stock granted to Mr. Trahan prior to the closing of the Company's IPO. These options, which were not granted under the Company's Incentive Plan, have vested and are fully exercisable at the exercise price stated above.

                                   PROPOSAL 2

                        PROPOSAL TO AMEND INCENTIVE PLAN

     At the time of its initial public offering, the Company adopted the Incentive Plan. The objectives of the Incentive Plan are to:

     o attract and retain the services of key employees, qualified directors and qualified consultants and other independent contractors; and

     o encourage the sense of proprietorship in and stimulate the active interest of those persons in the development and financial success of the Company by making awards ("Awards") designed to provide participants in the Incentive Plan with proprietary interest in the growth and performance of the Company.

     The Company currently has reserved 2,350,000 shares of Common Stock for use in connection with the Incentive Plan. Persons eligible for Awards are (i) employees holding positions of responsibility with the Company and whose performance can have a significant effect on the success of the Company, (ii) nonemployee directors and (iii) certain nonemployee consultants and other independent contractors.

     As of April 11, 2005, 1,870,338 options (excluding awards that have been forfeited or otherwise again become available under the Incentive Plan) and 69,075 shares of restricted stock had been granted under the Incentive Plan to 72 current and former employees and directors of the Company to purchase a total of approximately 1,939,413 shares of Common Stock. As of April 11, 2005, there were 410,587 shares available for issuance under the Incentive Plan.

     The Company is proposing to amend the Incentive Plan to replace the automatic grant of options to nonemployee directors to purchase 10,000 shares of Common Stock when they first join the Company's Board of Directors with discretionary awards of options to purchase Common Stock and shares of restricted stock that are determined by the Compensation Committee of the Board of Directors (the "Compensation Committee") or the Board, subject to the availability for issuance of those shares under the Incentive Plan. The Company is also proposing to amend the Incentive Plan to give the Compensation Committee and the Board of Directors additional flexibility in establishing specific terms of awards of stock options and restricted stock, including without limitation the vesting schedules for those awards and the dates the awards may be granted. The Company believes the amendments allow for increased flexibility in the awards granted to nonemployee directors under the Incentive Plan.

     The Compensation Committee administers the Incentive Plan and has broad power to take actions thereunder, to interpret the Incentive Plan and to adopt rules, regulations and guidelines for carrying out its purposes. With respect to Awards to employees and independent contractors, the Compensation Committee may, in its discretion, among other things, extend or accelerate the exercisability of, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any Award, waive any restrictions or other provision of the Incentive Plan or in any Award or otherwise amend or modify any Award in any manner that is either (i) not adverse to that participant holding the Award or (ii) consented to by that participant. The Compensation Committee also may delegate to the chief executive officer and other senior officers of the Company its duties under the Incentive Plan. In February 2005, the Compensation Committee delegated authority to the Chief Executive Officer to designate certain eligible participants, including executive officers and directors, to receive options under the Plan and to determine the number of options to be issued to each such designee, subject to certain limitations.

     The Board of Directors may amend, modify, suspend or terminate the Incentive Plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that (i) no amendment or alteration that would adversely affect the rights of any participant under any Award previously granted to such participant shall be made without the consent of such participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements. The Board of Directors may make certain adjustments in the event of any subdivision, split or consolidation of outstanding shares of Common Stock, any declaration of a stock dividend payable in shares of Common Stock, any recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, any adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends).

     Awards to employees and independent contractors may be in the form of (i) rights to purchase a specified number of shares of Common Stock at a specified price not less than that of the fair market value on the date of grant ("Options"), (ii) rights to receive a payment, in cash or Common Stock, equal to the fair market value or other specified value of a number of shares of Common Stock on the rights exercise date over a specified strike price, (iii) grants of restricted or unrestricted Common Stock units denominated in Common Stock, (iv) grants denominated in cash and (v) grants denominated in cash, Common Stock, units denominated in Common Stock or any other property which are made subject to the attainment of one or more performance goals ("Performance Awards"). Subject to certain limitations, the Compensation Committee has the authority to determine the other terms, conditions and limitations of Awards under the Incentive Plan. An Option may be either an incentive stock option ("ISO") that qualifies, or a nonqualified stock option ("NSO") that does not qualify, with the requirements of Sections 422 of the Code; provided that independent contractors cannot be awarded ISOs. The Compensation Committee will determine the employees and independent contractors to receive Awards and the terms, conditions and limitations applicable to each such Award, which conditions may, but need not, include continuous service with the Company, achievement of specific business objectives, attainment of specified growth rates, increases in specified indices or other comparable measures of performance. Performance Awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the grantee, the Company as a whole or one or more of the Company's business units and may include any of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity or assets or decrease in costs.

     On the date of his or her first appointment or election to the Board of Directors, a nonemployee director is currently granted NSOs to purchase 10,000 shares of Common Stock. The Compensation Committee or Board of Directors may grant NSOs to nonemployee directors annually at its discretion. Currently, each NSO granted to nonemployee directors (i) has a ten-year term, (ii) has an exercise price per share equal to the fair market value of a Common Stock share on the date of grant and (iii) becomes exercisable in cumulative annual increments of one-third of the total number of shares of Common Stock subject thereto, beginning on the first anniversary of the date of grant. If a nonemployee director resigns from the Board without the consent of a majority of the other directors, such director's NSOs may be exercised only to the extent that they were exercisable on the resignation date. If the proposal is approved by shareholders, the automatic initial Award of NSOs to purchase 10,000 shares of Common Stock will be replaced by discretionary Awards of NSOs or shares of restricted stock that are determined by the Compensation Committee or the Board of Directors and the specific terms of the Awards, including the vesting schedule, will be at the discretion of the Compensation Committee or the Board of Directors.

     The Incentive Plan also currently provides for discretionary Awards of options to purchase Common Stock and shares of restricted stock that are determined by the Compensation Committee or the Board of Directors; automatic annual Awards of options to purchase 3,000, 2,000 and 2,000 shares to the Chairmen of the Audit, Compensation and Nominating Committees, respectively; and discretionary annual grants of options to purchase up to 3,000, 2,000 and 2,000 shares to non-chairman members of the Audit, Compensation and Nominating Committees, respectively, who are deemed "independent" for purposes of Nasdaq rules. Currently, the date on which the automatic Awards and the discretionary Awards, if any, are granted is the first business day after the annual meeting of the shareholders of the Company.

     If the shareholders vote in favor of the proposal set forth herein, the automatic initial Awards of options to purchase 10,000 shares of Common Stock to each new nonemployee director, the discretionary Awards to nonemployee directors, the automatic Awards to Board committee chairmen and the discretionary Awards to certain Board committee members will be replaced by discretionary Awards of stock options or shares of restricted stock that are determined by the Compensation Committee or the Board of Directors, and the Compensation Committee and the Board of Directors will have additional flexibility in establishing the specific terms of Awards of stock options and restricted stock granted to directors, including without limitation the vesting schedules for those Awards and the dates the Awards may be granted.

     Although the Incentive Plan currently allows the Board and the Compensation Committee discretion as to the type of Award and number of shares covered by annual Awards, the proposal, if adopted by shareholders, will increase discretion as to the type of Award and number of shares covered by Awards granted to Board committee chairmen and members. In particular, automatic Awards of NSOs for service as chairmen on Board committees would be discontinued and would be replaced by discretionary Awards, initially of restricted stock. Stock option Awards to committee members, which currently are discretionary but limited in amount, would become discretionary Awards, initially of restricted stock.

     Currently, the Incentive Plan provides with respect to vesting of stock option Awards to nonemployee directors that each option granted (i) has a ten-year term, (ii) has an exercise price equal to the fair market value of a share of Common Stock on the date of grant and (iii) becomes exercisable in cumulative annual increments of one-third of the total number of shares of Common Stock subject thereto, beginning on the first anniversary of the date of grant. The Incentive Plan also currently provides that Awards of restricted stock to nonemployee directors vest in increments of one-third of the total number of shares on the first and second anniversaries of the date of grant, and the remaining shares vest on the third anniversary of the date of grant. If the proposal is approved, the Board and the Compensation Committee will have the discretion to set the vesting schedule for Awards to nonemployee directors and it is expected that Awards of restricted stock granted in 2005 will become fully vested on the first anniversary of the date of grant.

     If the proposal to amend the Incentive Plan is adopted, the Company will no longer be required to grant certain Awards on the first business day after the annual meeting of the Company's shareholders. Instead, the Board or the Compensation Committee may determine the date of these Awards in its discretion. The amendment also allows the flexibility of granting more than one Award in a year.

     The Incentive Plan currently provides that unvested shares of restricted stock held by nonemployee directors will vest upon a change in control of the Company. If the amendments to the Incentive Plan are adopted, all unvested stock options held by nonemployee directors will vest upon a change in control of the Company as well. In addition, all unvested shares of restricted stock and stock options held by a nonemployee director will vest upon such nonemployee director's death.

     If the proposal to amend the Incentive Plan is not adopted, the Board would expect to make the 2005 grants in the same amount and type of Award as specified below under "New Plan Benefits," but subject to the currently existing vesting schedule and the requirement that the Awards be granted on the first business day after the annual meeting of the Company's shareholders. In addition, the Board or the Compensation Committee would consider the receipt by the Board committee chairmen of automatic grants of stock options currently provided for in the Incentive Plan in connection with the determination of discretionary restricted stock Awards to be granted to the committee chairmen.

     Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of annual compensation paid to a company's executive officers to $1 million per covered executive in a taxable year. The Compensation Committee and the Board of Directors may take deductibility and nondeductibility of compensation into account but have in the past authorized, and retain in the future the discretion to authorize, the payment of potentially nondeductible amounts.

     As of April 1, 2005, the last reported sales price of Common Stock on the Nasdaq National Market was $17.90.

NEW PLAN BENEFITS

     The allocation of some of the proposed new benefits under the Incentive Plan is not currently determinable as such allocation depends on future decisions to be made by the Compensation Committee or the Board of Directors in their sole discretion, subject to applicable provisions of the Incentive Plan. If the proposal to amend the Incentive Plan is approved, the Company expects to award (1) each nonemployee director 1,000 shares of restricted stock; (2) each member of the Audit and Compensation Committees 1,500 and 1,000 additional shares of restricted stock, respectively; and (3) the chairmen of the Audit, Compensation and Nominating Committees 2,500, 1,500 and 1,500 additional shares of restricted stock, respectively. The Company plans to grant these awards on or after the first business day following the date on which the annual meeting of the Company's shareholders is held. In light of the consulting agreement described under "Certain Transactions - Certain Matters Regarding Mr. Webster," Mr. Webster, the current chairman of the Nominating Committee, will not receive the award of 1,500 shares of restricted stock that the chairman of the Nominating Committee would otherwise receive. Because future Awards are in the discretion of the Board and Compensation Committee, the number of shares subject to future Awards could increase or decrease and the type and terms of future Awards could change as well, all without the need for future shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the general rules of present federal income tax law relating to the tax treatment of stock awards, ISOs and NSOs issued under the Incentive Plan. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the particular circumstances of a participant under the Incentive Plan.

Stock Awards and Related Tax Payments

     Under the Code, federal income tax consequences with respect to a stock award depend on the facts and circumstances of each stock award and, in particular, the nature of the restrictions imposed with respect to the shares which are the subject of the stock award. In general, if shares which are the subject of the stock award are actually issued to a participant, but are subject to a "substantial risk of forfeiture" (for example, if rights to ownership of the shares are conditioned upon the future performance of substantial services by the participant), a taxable event generally occurs only when the risk of forfeiture lapses. At such time as the substantial risk of forfeiture lapses, the participant will realize ordinary income to the extent of the excess of the fair market value of the shares on the date the risk of forfeiture lapses over the participant's cost for such shares (if any), and the same amount is then deductible by the Company as compensation expense. If the restrictions with respect to the shares that are the subject of such stock award, by their nature, do not subject the key employee to a "substantial risk of forfeiture" of the shares, then the participant will realize ordinary income with respect to the shares to the extent of the excess at the time of the grant of the fair market value of the shares over the participant's cost; and the same amount is then deductible by the Company. If no shares are actually issued to the participant at the time the stock award is granted, the participant will generally realize ordinary income at the time the participant receives shares free of any substantial risk of forfeiture, and the amount of such income will be equal to the fair market value of the shares at such time over the participant's cost, if any; and the same amount is then deductible by the Company. The Company's deductions for compensation paid under the Incentive Plan are in all cases subject to certain applicable tax law limitations.

Options

     Some of the options issuable under the Incentive Plan may constitute ISOs within the meaning of Section 422 of the Code, while other options granted under the Incentive Plan may be NSOs. Grants to nonemployee directors are NSOs. The Code provides for tax treatment of stock options qualifying as ISOs that may be more favorable to participants than the tax treatment accorded NSOs. Generally, upon the exercise of an ISO, the optionee will recognize no income for federal income tax purposes. The difference between the exercise price of the ISO and the fair market value of the stock at the time of exercise is an addition to income in determining alternative minimum taxable income and such amount may be sufficient in amount to subject the optionee to the alternative minimum tax. On the sale of shares acquired by exercise of an ISO (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, upon the exercise of an NSO, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the then-fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the NSO will be treated generally as capital gain or loss. No deduction is available to the Company upon the grant or exercise of an ISO (although a deduction may be available if the participant disposes of the shares so purchased before the applicable holding periods expire), whereas, upon exercise of an NSO, the Company is entitled to a deduction in an amount equal to the income recognized by the participant. Except with respect to death or disability, an optionee has three months after termination of employment in which to exercise an ISO and retain favorable tax treatment at exercise.

Other

     In general, a federal income tax deduction is allowed to the Company in an amount equal to the ordinary income recognized by a participant with respect to awards under the Incentive Plan, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable and that the Company satisfies any withholding obligation with respect to such income.

     Copies of the Amended and Restated Incentive Plan, the First, Second, Third and Fourth Amendments to the Incentive Plan, and the proposed Fifth Amendment to the Incentive Plan are attached as Appendix A.

BOARD RECOMMENDATION

     The Board believes that the amendment of the Incentive Plan is in the best interest of the Company and its shareholders. THE BOARD THEREFORE RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT, AND IT IS INTENDED THAT THE PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED. Directors also have an interest in and may benefit from the adoption of the amendment because it provides for discretionary awards of stock options and restricted stock to the nonemployee directors of the Company. Approval of the amendment to the Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock cast and voted for or against or expressly abstained with respect to the consideration of the amendment. Accordingly, abstentions will have the effect of a vote against the proposal and broker nonvotes will not be included in the tabulation of votes cast on this matter.

                                   PROPOSAL 3

               APPOINTMENT OF PANNELL KERR FORSTER OF TEXAS, P.C.
                AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Directors has appointed, and recommends the approval of the appointment of, Pannell Kerr Forster of Texas, P.C. as independent registered public accounting firm for the fiscal year ending December 31, 2005. PKF served as the Company's independent public registered accounting firm for the fiscal year ended December 31, 2004. Representatives of PKF are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of PKF as the Company's auditors for 2005. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification. Although the appointment of an independent registered public accounting firm is not required to be submitted to a vote of shareholders, the Board of Directors recommended that the appointment be submitted to our shareholders for approval. If our shareholders do not approve the appointment of PKF, the Board of Directors will consider the appointment of another independent registered public accounting firm.

     On August 25, 2004, Ernst & Young LLP advised the Company by letter that it had resigned from serving as the independent registered public accounting firm of the Company. Neither the Audit Committee nor the Board of Directors of the Company recommended or approved Ernst & Young's resignation.

     As noted in the Company's Current Report on Form 8-K filed on August 31, 2004, Ernst & Young's audit reports on the Company's consolidated financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

          (i) Ernst & Young's audit report on the consolidated financial statements of the Company for the year ended December 31, 2003 contained two separate paragraphs stating, respectively, that "As described in Note 2, the Company revised the reported amount of the after-tax write-down that would have been taken as of December 31, 2001 using prices in effect at that date. We audited the adjustments described in Note 2 that were applied to revise the reported amount of the full cost ceiling test write-down had the Company not utilized the improvements in pricing subsequent to December 31, 2001 and/or the addition of proved oil and natural gas reserves on existing properties subsequent to the end of the period but prior to issuance of financial statements. Our procedures included (a) agreeing the revised tax basis in the full cost ceiling test computation to the Company's underlying records obtained from management, and (b) testing the mathematical accuracy of the revisions to the full cost ceiling computation. In our opinion such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such adjustments and accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole," and "As discussed in Note 2 to the consolidated financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations"; and

          (ii) Ernst & Young's audit report on the consolidated financial statements of the Company for the year ended December 31, 2002 contained a separate paragraph stating that "As discussed above, the consolidated financial statements of the Company as of December 31, 2001 and for the two years then ended were audited by other auditors who have ceased operations. As described in Note 5, the Company revised the reported amounts of certain temporary differences at December 31, 2001. We audited the adjustments described in Note 5 that were applied to revise the reported amounts of temporary differences in the 2001 consolidated financial statements. Our procedures included (a) agreeing the revised temporary differences to the Company's underlying records obtained from management, and (b) testing the mathematical accuracy of the revisions to the temporary differences. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole."

     During the Company's last two fiscal years and for the period from January 1, 2004 to August 31, 2004, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

     None of the "reportable events" described in item 304(a)(l)(v) of Regulations S-K under the Securities Act of 1933, as amended, occurred with respect to the Company within the last two fiscal years or for the period from January 1, 2004 to August 31, 2004.

     On September 17, 2004, the Company retained the services of PKF as its new independent registered public accounting firm. The Audit Committee approved PKF's engagement.

     During the fiscal years ended December 31, 2002 and December 31, 2003 and the period from January 1, 2004 to September 17, 2004, neither the Company nor someone on its behalf consulted with PKF regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS' FEES

     PKF billed the Company as set forth in the table below for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2004 and for the review of the Company's quarterly financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and for work on other SEC filings. PKF did not provide any non-audit services for the Company during 2004. All amounts billed by PKF were for work performed subsequent to its engagement on September 23, 2004 and are reflected in the "Fiscal 2004" column below. Ernst & Young LLP, the predecessor auditor, billed the Company for the audit of the Company's annual financial statements for the year ended December 31, 2003 and for other audit services, as set forth in the "Fiscal 2003" column below. Ernst & Young LLP did not bill the Company for any non-audit services during 2004 and billed the Company $2,500 for non-audit services during 2003.

                     Description                                            Fiscal 2004            Fiscal 2003
                     ---------------------------------------------      ---------------       ----------------
                     Audit Fees...................................      $244,949              $472,033
                     Audit Related Fees...........................      $0                    $0
                     Tax Fees.....................................      $0                    $0
                     All Other Fees...............................      $0                    $2,500

----------

AUDIT COMMITTEE PREAPPROVAL POLICY

     The Audit Committee has adopted a policy that all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, (subject to, and in compliance with, the de minimis exception for non-audit services described in
Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulation of the SEC) will be subject to specific pre-approval of the Audit Committee. No non-audit services were performed by Ernst & Young or PKF pursuant to the de minimis exception in 2004.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PKF AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR 2005.

                             ADDITIONAL INFORMATION

OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors is not informed of any other matters, other than those above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under Rule 14a-8, proposals that shareholders intend to have included in the Company's proxy statement and form of proxy for the 2006 Annual Meeting of Shareholders must be received by the Company no later than December 19, 2005. However, if the date of the 2006 Annual Meeting of Shareholders changes by more than 30 days from the date of the 2005 Annual Meeting of Shareholders, the deadline is a reasonable time before the Company begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

     If a shareholder desires to bring a matter before an annual or special meeting and the proposal is submitted outside the process of Rule 14a-8, the shareholder must follow the procedures set forth in the Company's Bylaws. The Company's Bylaws provide generally that shareholders who wish to nominate directors or to bring business before a shareholders' meeting must notify the Company and provide certain pertinent information at least 80 days before the meeting date (or within ten days after public announcement pursuant to the Bylaws of the meeting date, if the meeting date has not been publicly announced more than 90 days in advance). If the date of the 2006 Annual Meeting of Shareholders is the same as the date of the 2005 Annual Meeting of Shareholders, shareholders who wish to nominate directors or to bring business before the 2006 Annual Meeting of Shareholders must notify the Company no later than February 19, 2006.

     A copy of the Company's Bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from the Company's Secretary at the address indicated on the first page of this proxy statement. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require the Company to include the proposed nominee or proposal in the Company's proxy solicitation material.

ANNUAL REPORT ON FORM 10-K

     CARRIZO WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR 2004, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. ANY SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO PAUL F. BOLING, THE SECRETARY OF THE COMPANY, AT THE ADDRESS INDICATED ON THE FIRST PAGE OF THIS PROXY STATEMENT.


By Order of the Board of Directors

/s/ PAUL F. BOLING
---------------------------
Paul F. Boling
Secretary

Dated: April 12, 2005
Houston, Texas

                                 INCENTIVE PLAN
                                       OF
                             CARRIZO OIL & GAS, INC.

    (AS AMENDED AND RESTATED EFFECTIVE AS OF FEBRUARY 17, 2000. HOWEVER, THE
       CHANGES TO THE DEFINITION OF "INDEPENDENT CONTRACTOR" IN SECTION 3
         AND TO THE NUMBER OF AUTHORIZED SHARES IN SECTION 5 ARE SUBJECT
          TO SHAREHOLDER APPROVAL AT THE 2000 MEETING OF SHAREHOLDERS.)

     1. Plan. This Incentive Plan of Carrizo Oil & Gas, Inc. (the "Plan") was adopted by Carrizo Oil & Gas, Inc. to reward certain corporate officers and key employees of Carrizo Oil & Gas, Inc. and certain independent consultants by enabling them to acquire shares of common stock of Carrizo Oil & Gas, Inc.

     2. Objectives. This Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to attract and retain qualified directors of the Company, to attract and retain consultants and other independent contractors, to encourage the sense of proprietorship of such employees, directors and independent contractors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

     3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

          "Annual Director Award Date" means, for each year beginning on or after the IPO Closing Date, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

          "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

          "Award" means an Employee Award, a Director Award or an Independent Contractor Award.

          "Award Agreement" means any Employee Award Agreement, Director Award Agreement or Independent Contractor Award Agreement.

          "Board" means the Board of Directors of the Company.

          "Cash Award" means an award denominated in cash.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means (i) the Compensation Committee of the Board or (ii) such other committee of the Board as is designated by the Board to administer the Plan or (iii) to the extent contemplated hereby, the Board.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

          "Company" means Carrizo Oil & Gas, Inc., a Texas corporation.

          "Director" means an individual serving as a member of the Board.

          "Director Award" means the grant of a Director Option.

          "Director Award Agreement" means a written agreement between the Company and a Participant who is a Nonemployee Director setting forth the terms, conditions and limitations applicable to a Director Award.

          "Disability" means, with respect to a Nonemployee Director, the inability to perform the duties of a Director for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.

          "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

          "Employee" means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an Employee of the Company or any of its Subsidiaries and is expected to become such an Employee within the following six months.

          "Employee Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "Employee Award Agreement" means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose; provided that, notwithstanding the foregoing, "Fair Market Value" in the case of any Award made in connection with the IPO, means the price per share to the public of the Common Stock in the IPO, as set forth in the final prospectus relating to the IPO.

          "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

          "Independent Contractor" means a person providing services to the Company or any of its Subsidiaries, including an Employee or Nonemployee Director.

          "Independent Contractor Award" means the grant of any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Independent Contractor pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "Independent Contractor Award Agreement" means a written agreement between the Company and a Participant who is an Independent Contractor setting forth the terms, conditions and limitations applicable to an Independent Contractor Award.

          "IPO" means the first time a registration statement filed under the Securities Act of 1933 and respecting an underwritten primary offering by the Company of shares of Common Stock is declared effective under that Act and the shares registered by that registration statement are issued and sold by the Company (otherwise than pursuant to the exercise of any over allotment option).

          "IPO Closing Date" means the date on which the Company first receives payment for the shares of Common Stock it sells in the IPO.

          "Nonemployee Director" has the meaning set forth in paragraph 4(b) hereof.

          "Nonqualified Stock Option" means an Option that is not an Incentive Option.

          "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

          "Participant" means an Employee, Director or Independent Contractor to whom an Award has been made under this Plan.

          "Performance Award" means an award made pursuant to this Plan to a Participant who is an Employee or Independent Contractor who is subject to the attainment of one or more Performance Goals.

          "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

          "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

          "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

          "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

          "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

          "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

          "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

     4. Eligibility.

     (a) Employees. Key Employees eligible for Employee Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

     (b) Directors. Directors eligible for Director Awards under this Plan are those who are not employees of the Company or any of its Subsidiaries ("Nonemployee Directors").

     (c) Independent Contractors. Independent Contractors eligible for Independent Contractor Awards under this Plan are those Independent Contractors providing services to, or who will provide services to, the Company or any of its Subsidiaries.

     5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 1,500,000 shares of Common

Stock, all of which shall be available for Incentive Options. The number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

     6. Administration.

     (a) This Plan, as it applies to Participants who are Employees or Independent Contractors but not with respect to Participants who are Nonemployee Directors, shall be administered by the Committee. To the extent required in order for Employee Awards to be exempt from Section 16 of the Exchange Act by virtue of the provisions of Rule 16b-3, (i) the Committee shall consist of at least two members of the Board who meet the requirements of the definition of "non-employee director" set forth in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act or (ii) Awards may be granted by, and the Plan may be administered by, the Board.

     (b) Subject to the provisions hereof, insofar as this Plan relates to the Employee Awards or Independent Contractor Awards, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. Insofar as this Plan relates to Employee Awards or Independent Contractor Awards, the Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The
Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award or Independent Contractor Award, accelerate the vesting or exercisability of an Employee Award or Independent Contractor Award, eliminate or make less restrictive any restrictions contained in an Employee Award or Independent Contractor Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards or to Independent Contractor Awards) or an Employee Award or Independent Contractor Award or otherwise amend or modify an Employee Award or Independent Contractor Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award or Independent Contractor Award was granted or (ii) consented to by such Participant. The Committee may make an award to an individual who it expects to become an Employee of the Company or any of its Subsidiaries within the next six months, with such award being subject to the individual's actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Employee Award or Independent Contractor Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

     (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

     8. Employee and Independent Contractor Awards.

     (a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Employee Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement.

          (i) Stock Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (ii) Stock Appreciation Right. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

          (iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

          (v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation ss. 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

     (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

          (i) no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 250,000 shares of Common Stock;

          (ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 50,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

          (iii) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $500,000.

     (c) The Committee shall have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made under this Plan and may make any such Awards as could be made to an Employee, other than Incentive Options.

     9. Director Awards. Each Nonemployee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. Notwithstanding anything to the contrary contained herein, Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

     (a) Initial Director Options. On the IPO Closing Date, each Nonemployee Director shall be automatically awarded a Director Option on 10,000 shares of Common Stock.

     (b) Other Director Options. Effective upon the IPO Closing Date, on the date of his or her first appointment or election to the Board of Directors, a Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 10,000 shares of Common Stock. In addition, on each Annual Director Award Date, each Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 2,500 shares of Common Stock.

     (c) Terms. Each Director Option shall have a term of ten years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Nonemployee Director. The purchase price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. All Director Options shall vest and become exercisable in increments of one-third of the total number of shares of Common Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the date of grant and of all remaining shares of Common Stock that are subject thereto on the third anniversary of the date of grant. All unvested Director Options shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors.

     (d) Agreements. Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Options are granted and by an Authorized Officer for and on behalf of the Company.

     10. Payment of Awards.

     (a) General. Payment of Employee Awards or Independent Contractor Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award or Independent Contractor Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

     (b) Deferral. With the approval of the Committee, amounts payable in respect of Employee Awards or Independent Contractor Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Employee Awards or Independent Contractor Awards in accordance with procedures established by the Committee. Any deferred payment of an Employee Award or Independent Contractor Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

     (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award or Independent Contractor Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards or Independent Contractor Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

     (d) Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee or Independent Contractor may be offered an election to substitute an Employee Award or Independent Contractor Award for another Employee Award or Independent Contractor Award or Employee Awards or Independent Contractor Awards of the same or different type.

     11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock or Director Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees or Independent Contractors to tender Common Stock or other Employee Awards or Independent Contractor Awards; provided that any Common Stock that is or was the subject of an Employee Award or Independent Contractor Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Employee Award or Independent Contractor Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock or Director Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock or Director Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

     12. Taxes. The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee or Independent Contractor to permit the payment of taxes required by law.

     13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

     14. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

     15. Adjustments.

     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then, except with respect to the Existing Options, (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, (v) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9 hereof and
(vi) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9 hereof and (v) the Stock Based Awards
Limitations to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

     (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to outstanding Awards or other provisions for the disposition of outstanding Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an outstanding Award or the assumption of an outstanding Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the outstanding Award and, if the transaction is a cash merger, to provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an outstanding Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.

     16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that grants of Awards under this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of such an Award or this Plan be interpreted to give effect to such intention. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

     17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

     19. Effectiveness. The Plan as hereby amended and restated shall be effective as of February 17, 2000, except for the change to the definition of "Independent Contractor" and to the number of authorized shares in Section 5, which shall become effective upon shareholder approval at the 2000 Annual Meeting of Shareholders.

                    INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

              (As Amended and Restated Effective February 17, 2000)

                                 FIRST AMENDMENT

     WHEREAS, Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), maintains the Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated effective February 17, 2000 (the "Plan");

     WHEREAS, the Company desires amend the Plan to increase the aggregate number of shares the Company's common stock available for issuance under the Plan from 1,500,000 shares to 1,850,000 shares;

     WHEREAS, the Company's shareholders approved such increase in the aggregate number of shares of the Company's common stock available for issuance under the Plan at the Company's annual shareholder meeting held on May 22, 2002; and

     WHEREAS, under Section 13 of the Plan, the Board of Directors of the Company has reserved the right to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective May 22, 2002, to increase the aggregate number of shares of the Company's common stock available for issuance under the Plan by deleting the number "1,500,000" from Section 5 of the Plan and replacing said number with the number "1,850,000."

     IN WITNESS WHEREOF, The Board of Directors of Carrizo Oil & Gas, Inc. has caused this amendment to be executed by a duly authorized officer of the Company in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 13th day of August, 2002, but effective as of the date specified herein.

                             CARRIZO OIL & GAS, INC.

                                       By: /s/ FRANK A. WOJTEK
                                       -----------------------
                                       Name: Frank A. Wojtek
                                       Title:   V.P. and Chief Financial Officer

                    INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

           (As Amended and Restated Effective as of February 17, 2000)

                                    AMENDMENT

     Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), having reserved the right under Section 13 of the Incentive Plan of Carrizo Oil & Gas, Inc. (the "Plan"), to amend the Plan, does hereby add at the end of Section 9 of the Plan, effective as of February 18, 2003, a new subsection (e), to read as follows:

          (e) Special Grant of Audit Committee Chairman Options. Effective February 18, the chairman of the audit committee of the Company shall as a one-time grant be granted a Director Option that provides for the purchase of 25,000 shares of Common Stock, has a term of ten years from the date of such grant, notwithstanding any earlier termination of the status of the holder as a Nonemployee Director, and vests and becomes exercisable in increments of one-third of the total number of shares of Common Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the date of grant and of all remaining shares of Common Stock that are subject thereto on the third anniversary of the date of grant and the purchase price of each share of Common Stock subject to such Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant.

     IN WITNESS WHEREOF, this Amendment has been executed effective as of February 18, 2003.

                                       CARRIZO OIL & GAS, INC.

                                       By: /s/ FRANK A. WOJTEK
                                       -----------------------
                                       Frank A. Wojtek
                                       Vice President, Chief Financial
                                       Officer, Secretary and Treasurer

                    INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

                                 THIRD AMENDMENT

     Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), having reserved the right under Section 13 of the Incentive Plan of Carrizo Oil & Gas, Inc. (the "Plan"), to amend the Plan, does hereby amend and restate Section 9(b) of the Plan, effective as of May 23, 2003, to read in its entirety as follows:

          (b) Other Director Options. On the date of his or her first appointment or election to the Board of Directors, a Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 10,000 shares of Common Stock. In addition, on each Annual Director Award Date:

               (i) each Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 2,500 shares of Common Stock;

               (ii) each Nonemployee Director that is the chairman of each of the audit and compensation committees, in addition to the Director Options granted under Section 9(b)(i), also shall automatically be granted a Director Option that provides for the purchase of an additional 3,000 and 2,000 shares, respectively; and

               (iii) the Board or the Committee may, in its discretion, in addition to the Director Options granted under Section 9(b)(i), grant Director Options for the purchase of up to 3,000 shares and up to 2,000 shares, respectively, to non-chairmen members of the audit and compensation committees who are deemed by the Committee to be "independent" for purposes of the rules of The Nasdaq Stock Market, Inc.

     Grants under Sections 9(b)(ii) and (iii) may be made to the chairman or a member of the audit committee or compensation committee, respectively, notwithstanding that the same person may also receive grants under Section 9(b)(ii) or (iii) as a chairman or member of the compensation committee or audit committee, respectively.

     The Company also does hereby amend and restate Section 19 of the Plan, effective as of May 23, 2003, to read in its entirety as follows:

          19. Effectiveness. The Plan was amended and restated effective February 17, 2000 and subsequently amended by a First Amendment effective May 22, 2002, a Second Amendment effective February 18, 2003 and a Third Amendment effective May 23, 2003.

     IN WITNESS WHEREOF, this Amendment has been executed effective as of May 23, 2003.

                                       CARRIZO OIL & GAS, INC.

                                       By: /s/ FRANK A. WOJTEK
                                       -----------------------
                                       Frank A. Wojtek
                                       Vice President, Chief Financial
                                       Officer, Secretary and Treasurer

                    INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

                                FOURTH AMENDMENT

     Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), having reserved the right under Section 13 of the Incentive Plan of Carrizo Oil & Gas, Inc. (the "Plan"), to amend the Plan, does hereby amend the Plan, effective as of May 21, 2004, as follows:

          1. The definition of "Annual Director Award Date" in Section 3 of the Plan is hereby amended in its entirety to read as follows:

               "`Annual Director Award Date' means, for each year, the first business day following the date on which the annual meeting of stockholders of the Company is held in such year."

          2. The definition of "Director Award" in Section 3 of the Plan is hereby amended in its entirety to read as follows:

               "`Director Award' means the grant of a Director Option or Director Restricted Stock."

          3. Section 3 of the Plan is hereby amended by adding the following definitions to Section 3 of the Plan in their respective alphabetical order:

               "`Change in Control' is defined in Attachment A."

               "`Director Restricted Stock" means Restricted Stock granted to Nonemployee Directors pursuant to the applicable terms, conditions and limitations specified in Section 9(f) hereof."

          4. Section 5 of the Plan is hereby amended by replacing the number "1,850,000" with the number "2,350,000."

          5. Subsection 9(b) of the Plan is hereby amended to read in its entirety as follow:

               "(b) Other Director Options. On the date of his or her first appointment or election to the Board of Directors, a Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 10,000 shares of Common Stock. In addition, on each Annual Director Award Date:

               (i) the Board or the Committee may, in its discretion, grant each Nonemployee Director a Director Option that provides for the purchase of such number of shares of Common Stock as the Board or the Committee may determine in its discretion, subject to the limitation that such awards may not exceed the number of shares of Common Stock then available for award under this Plan;

               (ii) each Nonemployee Director that is the chairman of each of the audit, compensation and nominating committees, in addition to the Director Options granted under Section 9(b)(i), also shall automatically be granted a Director Option that provides for, in the case of the chairman of the audit committee, the purchase of an additional 3,000 shares of Common Stock and, in the case of the chairman of each of the compensation or nominating committees, the purchase of an additional 2,000 shares of Common Stock, respectively; and

               (iii) the Board or the Committee may, in its discretion, in addition to the Director Options granted under Section 9(b)(i), grant Director Options for the purchase of up to 3,000 shares to each
          Nonemployee Director who is a non-chairman member of the audit committee and may grant Director Options for the purchase of up to 2,000 shares to each Nonemployee Director who is a non-chairman member of the compensation or nominating committees, provided that each such non- chairman member of the audit, compensation or nominating committees to whom such Director Option is to be granted is deemed by the Committee to be "independent" for purposes of the rules of The Nasdaq Stock Market, Inc."

          6. Section 9 of the Plan is hereby amended by adding to the end thereof a new subsection (f), to read in its entirety as follows:

               "(f) Director Restricted Stock.

               (i) On each Annual Director Award Date, the Board or the Committee may, in its discretion, grant each Nonemployee Director an Award of Director Restricted Stock for such number of shares of Restricted Stock as the Board or the Committee may determine in its discretion, subject to the limitation that such Awards may not exceed the number of shares of Common Stock then available for award under this Plan.

               (ii) Each Award of Director Restricted Stock shall vest in increments of one-third of the total number of shares of Restricted Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the date of grant and of all remaining shares of Restricted Stock that are subject thereto on the third anniversary of the date of grant; provided, however, that upon a Change in Control, all shares of Director Restricted Stock shall immediately vest. All unvested shares of Director Restricted Stock shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors.

               (iii) Any Award of Director Restricted Stock shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Restricted Stock is granted and by an Authorized Officer for and on behalf of the Company."

          7. The Plan is hereby amended by adding "Attachment A" attached to this Amendment to the end of the Plan as a new "Attachment A" thereto.

     IN WITNESS WHEREOF, this Amendment has been executed effective as of May 21, 2004.

                                       CARRIZO OIL & GAS, INC.

                                       By: /s/ Paul F. Boling
                                       ----------------------
                                       Paul F. Boling
                                       Vice President, Chief Financial
                                       Officer, Secretary and Treasurer

                                  ATTACHMENT A

                               "CHANGE IN CONTROL"

     The following definitions apply regarding Change in Control provisions of the foregoing Plan:

     "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

     "Associate" shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     "Beneficial Owner" shall mean, with reference to any securities, any Person if:

          (a) such Person or any of such Person's Affiliates and Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and
     (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

          (b) such Person or any of such Person's Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

          (c) such Person or any such Person's Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

     provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, "voting" a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

     The terms "beneficially own" and "beneficially owning" shall have meanings that are correlative to this definition of the term "Beneficial Owner".

     "Change of Control" shall mean any of the following:

          (a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 40% or more of the shares of Common Stock then outstanding or 40% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 40% or more of the shares of Common Stock or 40% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or
     (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied; or

          (b) individuals who, as of May 21, 2004, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 21, 2004 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 under the Exchange Act; or

          (c) the Company engages in and completes a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 85% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 40% or more of the Common Stock then outstanding or 40% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

          (d) the Company engages in and completes (i) a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii) (A), (B) and (C) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 85% of the then outstanding shares of common stock or such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 40% or more of the Common

     Stock then outstanding or 40% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

          Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred pursuant to subsections (a), (c) or (d) of this definition as a result of (i) any Person that is currently party to the Shareholders Agreement dated as of December 15, 1999 among the Company, C.B. Capital Investors, L.P. (now J.P. Morgan Partners (23A SBIC), LLC), S.P. Johnson IV, Frank A. Wojtek, Steven A. Webster and Mellon Ventures, L.P., as amended from time to time, or the Shareholders Agreement dated as of February 20, 2002 among the Company, Mellon Ventures, L.P., S.P. Johnson IV, Frank A. Wojtek and Steven A. Webster, as amended from time to time (collectively, the "Shareholders Agreements"), becoming the Beneficial Owner at any time of 40% or more of the shares of Common Stock or 40% or more of the combined voting power of the Voting Stock of the Company, or
     (ii) any other Person becoming the Beneficial Owner at any time of 40% or more of the shares of Common Stock or 40% or more of the combined voting power of the Voting Stock of the Company to the extent caused by the attribution to that other Person of the beneficial ownership of the Common Stock or Voting Stock of a Person who is listed in clause (i) above and is a member of a group with such other Person solely because of a voting agreement, tag-along rights or other rights substantially similar to the rights set forth in the Shareholders Agreements.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exempt Person" shall mean the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

     "Exempt Rights" shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock) except upon the occurrence of a contingency, whether such rights exist as of May 21, 2004 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

     "Exempt Transaction" shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

     "Person"  shall  mean  any  individual,  firm,  corporation,   partnership,
association, trust, unincorporated organization or other entity.

     "Voting Stock" shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

                    INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

                                 FIFTH AMENDMENT

     Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), having reserved the right under Section 13 of the Incentive Plan of Carrizo Oil & Gas, Inc. (the "Plan"), to amend the Plan, does hereby amend Section 9 of the Plan, effective as of May 10, 2005, to read in its entirety as follows:

          "9. Director Awards. Each Nonemployee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. Notwithstanding anything to the contrary contained herein, Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

               (a) Director Options. On the date of a Nonemployee Director's first appointment or election to the Board of Directors and on or after each Annual Director Award Date, the Board or the Committee may, in its discretion, grant such Nonemployee Director one or more Director Options that provides for the purchase of such number of shares of Common Stock as the Board or the Committee may determine in its discretion, subject to the limitation that such Awards may not exceed the number of shares of Common Stock then available for award under this Plan.

          Each Director Option shall, unless otherwise provided in the specific Award granted, have a term of ten years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Nonemployee Director. The purchase price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. Upon a Change in Control, all Director Options shall immediately vest. All Director Options held by a Nonemployee Director shall vest upon such Director's death. All unvested Director Options shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors.

          Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations of the Award, including without limitation those set forth above, and shall be signed by the Participant to whom the Director Options are granted and by an Authorized Officer for and on behalf of the Company. Without limiting the generality of any other provision hereof, Director Options in addition to those provided for in the first paragraph of this subsection may be granted by the Board or the Committee to a Nonemployee Director who serves as chairman or a member of the Audit, Compensation or Nominating committees of the Board; provided that each such non-chairman member of any such committee to whom a Director Option is to be granted is deemed by the Committee to be "independent" for purposes of the rules of The Nasdaq Stock Market, Inc.

               (b) Director Restricted Stock. On the date of a Nonemployee Director's first appointment or election to the Board of Directors and on or after each Annual Director Award Date, the Board or the Committee may, in its discretion, grant such Nonemployee Director one or more Awards of Restricted Stock for such number of shares of Restricted Stock as the Board or the Committee may determine in its discretion, subject to the limitation that such Awards may not exceed the number of shares of Common Stock then available for award under this Plan.

     Upon a Change in Control, all shares of Director Restricted Stock shall immediately vest. All unvested Restricted Stock held by a Nonemployee Director shall vest upon such Director's death. All unvested shares of Director
Restricted Stock shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors.

     Any Award of Director Restricted Stock shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations of the Award, including without limitation those set forth above, and shall be signed by the Participant to whom the Director Restricted Stock is granted and by an Authorized Officer for and on behalf of the Company. Without limiting the generality of any other provision hereof,

Awards of Restricted Stock in addition to those provided for in the first paragraph of this subsection may be granted by the Board or the Committee to a Nonemployee Director who serves as chairman or a member of the Audit, Compensation or Nominating committees of the Board; provided that each such non-chairman member of any such committee to whom an Award of Restricted Stock is to be granted is deemed by the Committee to be "independent" for purposes of the rules of The Nasdaq Stock Market, Inc." The Company also does hereby amend and restate the definition of "Director Restricted Stock" in Section 3 of the Plan, effective as of May 10, 2005, to read in its entirety as follows:

          ""Director   Restricted  Stock"  means  Restricted  Stock  granted  to
     Nonemployee Directors pursuant to Section 9 hereof."

     The Company also does hereby amend and restate Section 19 of the Plan, effective as of May 10, 2005, to read in its entirety as follows:

          "19. Effectiveness. The Plan was amended and restated effective February 17, 2000 and subsequently amended by a First Amendment effective May 22, 2002, a Second Amendment effective February 18, 2003, a Third Amendment effective May 23, 2003, a Fourth Amendment effective May 21, 2004 and a Fifth Amendment effective May 10, 2005."

     IN WITNESS WHEREOF, this Amendment has been executed effective as of May 10, 2005.

                                       CARRIZO OIL & GAS, INC.




                                       By:
                                          ---------------------
                                          Paul F. Boling
                                          Vice President, Chief Financial
                                          Officer, Secretary and Treasurer

                            CARRIZO OIL & GAS, INC.

                                  MAY 10, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTOR

     The undersigned hereby appoints S.P. Johnson IV and Paul F. Boling, jointly and severally, proxies, with full power of substitution and with discretionary authority to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc. (the "Company") to be held on Tuesday, May 10, 2005, at the Doubletree Hotel Houston Downtown, Houston, Texas at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforementioned Annual Meeting.

                 (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                           ANNUAL MEETING OF SHAREHOLDERS OF

                            CARRIZO OIL & GAS, INC.

                                  May 10, 2005

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                           ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]


                                                                                                               FOR  AGAINST  ABSTAIN
1.  Election of Directors:                        *     2.  Approval of the Amendment to the Incentive  Plan.  [ ]    [ ]      [ ]
                        NOMINEES                  *
[ ] FOR ALL NOMINEES    [ ] S.P. Johnson IV       *     3.  Approval  of  the  Appointment  of  Pannell  Kerr  [ ]    [ ]      [ ]
                        [ ] Steven A. Webster     *         Forster   of   Texas,   P.C.   as  the  Company's
[ ] WITHHOLD AUTHORITY  [ ] Thomas L. Carter, Jr. *         Independent Registered Public Accounting Firm for
    FOR ALL NOMINEES    [ ] Paul B. Loyd, Jr.     *         the  fiscal  year  ending  December   31,   2005.
                        [ ] F. Gardner Parker     *
[ ] FOR ALL EXCEPT      [ ] Roger A. Ramsey       *     4.  With  discretionary  authority  as  to such other
    (See instructions   [ ] Frank A. Wojtek       *         matters as may properly come before the meeting.
     below).                                      *
                                                  *
INSTRUCTIONS:                                     *
To withold authority to  vote for any  individual *
nominee(s),  mark "FOR ALL  EXCEPT"  and fill  in *
the  circle  next  to  each  nominee  you wish to *
withhold, as shown here: [X]                      *
***************************************************


To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder
                        -------------------------------

                    Date
                        ------------------------

Signature of Shareholder
                        -------------------------------

                    Date
                        ------------------------


NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are hold jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in parternship name by authorized person.